UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.____)

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
First Western Financial, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 25, 2025
Dear Fellow Shareholder:
On behalf of our Board of Directors, I invite you to attend the 2025 Annual Meeting of Shareholders to be held at First Western’s corporate offices, located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, on June 4, 2025 at 4:00 pm, Mountain Time.
The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to these matters, we will review our operating results for 2024 and plans for the year ahead.
Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.
We appreciate your continued support of our company and look forward to seeing you at the 2025 Annual Meeting.

Sincerely,
Scott C. Wylie

Scott C. Wylie Chairman, Chief Executive Officer, and President of First Western Financial, Inc.
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1900 16th Street, Suite 1200
Denver, Colorado 80202
(303) 531-8100
April 25, 2025
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
To the shareholders of First Western Financial, Inc.:
The 2025 Annual Meeting of Shareholders (the “annual meeting”) of First Western Financial, Inc. (the “Company”) will be held on Wednesday, June 4, 2025, at 4:00 pm, Mountain Time, at First Western’s corporate offices, located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, for the following purposes:
1.    to elect eleven directors to serve on the Company’s Board of Directors until the Company’s 2026 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;
2.    to ratify the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025;
3.    to conduct an advisory, non-binding vote regarding the compensation paid to the Company's named executive officers (commonly referred to as a “Say on Pay” vote);
4.    to approve the First Western Financial, Inc. Omnibus Incentive Plan, as amended and restated April 23, 2025 ("the 2025 Plan"), including an increase in the share reserve by 150,000 shares;
5.    to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on April 11, 2025, the record date, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of 10 days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.

By Order of the Board of Directors,

Scott C. Wylie
Scott C. Wylie Chairman, Chief Executive Officer, and President of First Western Financial, Inc.
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Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders to Be Held on June 4, 2025: Our proxy statement and 2024 Annual Report are available at www.proxyvote.com.
Your Vote is Important
A proxy card is included. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it or via the Internet pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.
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CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS AND OTHER TERMS
This proxy statement contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, particularly with regard to developments related to soundness of other financial institutions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2024, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our SEC filings). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.
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This proxy statement contains specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in Appendix B to this proxy statement.
1900 16th Street, Suite 1200
Denver, Colorado 80202
(303) 531-8100
PROXY STATEMENT FOR
2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2025
Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company,” or “First Western” refer to First Western Financial, Inc., a Colorado corporation, and its consolidated subsidiaries; references to “the Bank” or “our Bank” refer to First Western Trust Bank, a wholly owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, no par value (the “common stock”).
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2025 annual meeting of shareholders of the Company to be held on Wednesday, June 4, 2025 at 4:00 pm, Mountain Time, at First Western’s corporate offices located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202, and any adjournments thereof (the “annual meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting, the annual report to shareholders or Form 10-K for the year ended December 31, 2024, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about May 6, 2025. You should read the entire proxy statement carefully before voting.
Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders to Be Held on June 4, 2025: Our proxy statement and 2024 Annual Report are available at www.proxyvote.com.
Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.proxyvote.com. Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the meeting and vote in person.

ABOUT THE ANNUAL MEETING
When and where will the annual meeting be held?
The annual meeting is scheduled to take place at 4:00 pm, on June 4, 2025, at First Western’s corporate offices located at 1900 Sixteenth Street, Suite 1200, Denver, Colorado 80202.
What is the purpose of the annual meeting?
At the 2025 annual meeting of shareholders, shareholders will act upon the matters outlined in the notice, including the following:
1.to elect eleven directors to serve on the Company’s Board of Directors until the Company’s 2026 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;
2.to ratify the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025;
3.to conduct an advisory, non-binding vote regarding the compensation paid to the Company's named executive officers (commonly referred to as a "Say on Pay" vote);
4.to approve the 2025 Plan;
5.to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Who are the nominees for directors?
The following eleven persons have been nominated for election as directors of the Company:
•Julie A. Caponi
•Julie A. Courkamp
•David R. Duncan
•Thomas A. Gart
•Patrick H. Hamill
•Luke A. Latimer
•Scott C. Mitchell
•Ellen S. Robinson
•Mark L. Smith
•Scott C. Wylie
•Joseph C. Zimlich
Who is entitled to vote at the annual meeting?
The holders of record of the Company’s outstanding common stock on April 11, 2025, which is the date that the Board has fixed as the record date for the annual meeting (the “record date”), are entitled to vote at the annual meeting. Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

How do I vote?
You may vote your shares of common stock either in person at the annual meeting or by proxy. The process for voting your shares depends on how your shares are held as described below. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:
•indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;
•go to the website www.proxyvote.com and follow the instructions for Internet voting on that website; or
•vote over the telephone by following the instructions in the proxy card.
The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet and phone voting will close at 11:59 PM Eastern Time on June 3, 2025.
Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your common stock at the annual meeting in accordance with your instructions. The Board has appointed Scott C. Wylie and Julie A. Courkamp to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.
If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card.
To vote the shares that you hold in “street name” in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares in person at the annual meeting.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with Securitize, formerly known as Pacific Stock Transfer, Inc., the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares.
If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.
What constitutes a quorum for the annual meeting?
A quorum will be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all of the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at the meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s articles of incorporation prohibit cumulative voting.

What is a broker non-vote?
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Crowe LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the Board (Proposal 1), the advisory non-binding vote regarding the compensation paid to the Company's named executive officers (Proposal 3), or the approval of the First Western Financial, Inc. Omnibus Incentive Plan, as amended and restated April 23, 2025 (Proposal 4).
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.
What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:
Proposal 1—FOR the election of each nominee for director;
Proposal 2—FOR the ratification of the appointment of Crowe LLP;
Proposal 3—FOR the advisory, non-binding vote regarding the compensation paid to the Company's named executive officers; and
Proposal 4—FOR the approval of the 2025 Plan
How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?
If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:
Proposal 1—FOR the election of each nominee for director;
Proposal 2—FOR the ratification of the appointment of Crowe LLP;
Proposal 3—FOR the advisory non-binding vote regarding the compensation paid to the Company's named executive officers; and
Proposal 4—FOR the approval of the 2025 Plan
If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that such nominee will have discretion to vote on the ratification of the appointment of Crowe LLP (Proposal 2).

What are my choices when voting?
In the election of directors (Proposal 1), you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to the proposal to ratify the appointment of Crowe LLP (Proposal 2) and the advisory non-binding compensation paid to the Company's named executive officers (Proposal 3), and the proposal to approve the 2025 Plan (Proposal 4), you may vote for the proposal, against the proposal or abstain from voting on the proposal.
May I change my vote after I have submitted my proxy card?
Yes, if you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the annual meeting by:
•delivering to the Company prior to the time the annual meeting is called to order a written notice of revocation addressed to: First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attn: Corporate Secretary;
•completing, signing and returning a new proxy card with a later date than your original proxy card, prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;
•logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy card; or
•attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.
If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.
What percentage of the vote is required to approve each proposal?
Assuming the presence of a quorum:
Proposal 1 - The affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of the director nominees. The eleven director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected.
Proposal 2 - The ratification of the appointment of Crowe LLP will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.
Proposal 3 - The advisory non-binding vote regarding the compensation paid to the Company's named executive officers is non-binding, but will be deemed approved by the affirmative vote of the holders of the majority of the votes cast at the annual meeting.
Proposal 4 - The approval of the 2025 Plan will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.
How are broker non-votes and abstentions treated?
Quorum — Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum because the ratification of the appointment of Crowe LLP is considered a routine matter. Abstentions will be counted as present for purposes of determining the presence or absence of a quorum.
Proposal 1 — A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

Proposal 2 — Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered accounting firm. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm.
Proposal 3 — Abstentions and broker non-votes are not counted as votes cast and will have no effect on the advisory non-binding vote regarding the compensation paid to the Company’s named executive officers.
Proposal 4 — Abstentions and broker non-votes are not counted as votes cast and will have no effect on the proposal regarding the 2025 Plan.
What are the solicitation expenses and who pays the cost of this proxy solicitation?
The Board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.
Are there any other matters to be acted upon at the annual meeting?
Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.
Where can I find voting results?
The Company will publish the voting results on a Form 8-K, which will be filed with the SEC within four business days following the annual meeting.
How can I communicate with the Board?
To communicate with the Board, shareholders should submit their comments by sending written correspondence via mail or courier to First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attn: Corporate Secretary; or via email at corporate.secretary@myfw.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the Board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS
Number of Directors; Term of Office
Pursuant to our amended and restated bylaws, our directors stand for election each year to be elected for a term expiring at the following annual shareholders’ meeting, or until each person’s successor is duly elected, or until such director’s earlier death, resignation or removal.
If elected, all nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2026 annual meeting or until each person’s successor is duly elected, or until such director’s earlier death, resignation or removal. Each of the foregoing nominees is currently serving as a director of the Company.
Nominees for Election
The following table sets forth the name, age, and positions with the Company for each nominee for election as a director of the Company:

			Director Since
Name of Nominee	Age	Position
Scott C. Wylie	67	Chairman, Chief Executive Officer, and President of First Western Financial, Inc.	2002
Julie A. Caponi	63	Director	2017
Julie A. Courkamp	45	Director, Chief Operating Officer, and President of First Western Trust Bank	2021
David R. Duncan	59	Director	2011
Thomas A. Gart	66	Director	2013
Patrick H. Hamill	65	Director	2004
Luke A. Latimer	48	Director	2015
Scott C. Mitchell	62	Director	2021
Ellen S. Robinson	62	Director	2024
Mark L. Smith	73	Director	2002
Joseph C. Zimlich	65	Director, Lead Director	2004
Scott C. Wylie. Mr. Wylie has served as the Chairman, Chief Executive Officer, and President of the Company since founding the Company in 2002. Mr. Wylie served as Chairman and Chief Executive Officer of Northern Trust Bank of Colorado from 1998 to 2002 after selling his prior institution, Trust Bank of Colorado, to Northern Trust in 1998. He previously led the acquisition in 1994 of Equitable Bankshares of Colorado, a Denver-based bank holding company with two subsidiary banks which was renamed Colorado Business Bank, now serving Colorado under the name BOK Financial. His first bank, Universal Trust, started as a subsidiary of the First Boston Corporation. He organized a 1988 management buyout of that bank, which he renamed The Bank and Trust of Puerto Rico. He also led the buyout of a software company, American Fundware, which, as Chairman, he sold at a significant premium to Intuit in 2001. Mr. Wylie is involved in an array of community organizations and he currently serves on the Boards of the Denver Convention Center Hotel Authority, Colorado Succeeds, Roundup River Ranch and the Museum of Contemporary Art Denver. Mr. Wylie earned a Bachelor of Arts from the University of Michigan, a Master of Arts in Economic Development from the School of International Service at American University and a Masters of Business Administration from Harvard Graduate School of Business. As our founder and Chief Executive Officer since the inception of the Company, Mr. Wylie’s extensive banking, leadership and board experience, as well as his entrepreneurial activities in the financial services and software industries, qualify him to serve on our Board of Directors.

Julie A. Caponi. Ms. Caponi was a Certified Public Accountant through December 2023. She retired in 2017 from Arconic, Inc. (formerly known as Alcoa Inc.), a manufacturer of engineered products from aluminum and other lightweight metals, after serving in a number of finance leadership roles. In her seventeen years at Arconic, Ms. Caponi served as Assistant Treasurer, Vice President-Audit and Assistant Controller. Before joining Arconic, she was an audit partner at Deloitte, principally serving clients in the financial services industry. Since 2007, she has served as a director of First Commonwealth Financial Corporation, an NYSE-listed financial holding company, where she chairs the Audit Committee and is a member of the Risk Committee. She was also a member of the Compensation and Human Resources Committee from 2015 to 2019. She is also a director of First Commonwealth Bank. Ms. Caponi earned a Bachelor of Science in Accounting from the Indiana University of Pennsylvania. Ms. Caponi’s qualifications for service on our Board of Directors include her leadership, audit and public bank holding company board experience. Her knowledge of financial accounting, auditing and internal controls is also beneficial to our Board of Directors.
Julie A. Courkamp. In August 2023, Ms. Courkamp, was promoted to President of First Western Trust Bank and was appointed to Chief Operating Officer of the Company and First Western Trust Bank in February 2022. Prior to the recent promotions, Ms. Courkamp had served as Treasurer and Chief Financial Officer of the Company and First Western Trust Bank since 2013 through September 2023. She was also appointed as a director of the Company in February 2021. She joined the Company in 2006 as its Controller and was promoted to Director of Finance and Accounting in 2010. In her current role, Ms. Courkamp oversees the Company’s operations across the bank, mortgage, trust and investment management businesses, as well as the finance, accounting, human resources, legal/governance, risk management, and compliance departments at First Western. Prior to joining the Company, Ms. Courkamp held positions with PwC in Denver researching issues related to SEC reporting, and coordinating and supervising audits and interim quarterly reviews of public and private companies. Ms. Courkamp holds a Bachelor of Science in Accounting from the University of Colorado at Boulder.
David R. Duncan. Mr. Duncan has been Chairman and Chief Executive Officer of Silver Oak and Twomey since 2002. Mr. Duncan is actively involved in community and civic organizations and has served as Chairman of the Board of the St. Helena Hospital Foundation and Co-Chair of the capital campaign for the Saint Helena Montessori School. Mr. Duncan has also served as Chair of the Napa Valley Vintners and co-chair of Auction Napa Valley. Mr. Duncan is the former Chapter Chairman and member of the Northern California Chapter of the Young Presidents Organization. Mr. Duncan earned a Bachelor of Arts from the University of Notre Dame and a Master of Business Administration from the University of Denver. Mr. Duncan’s qualifications for service on our Board of Directors include his experience as an entrepreneur, business leader, board member and manager in private equity and growth company investments. He also has extensive experience and knowledge of the operation of family businesses.
Thomas A. Gart. Mr. Gart is President of The Gart Companies, which is a private equity investment company focusing on real estate and specialty retail that he co-founded in 1993. Mr. Gart’s career started with Gart Brothers Sporting Goods Company, a three-generation family owned and operated business founded in 1927 by Mr. Gart’s grandfather, where Mr. Gart was President and Chief Operating Officer from 1985 until the company’s sale in 1992. Mr. Gart currently serves on the Board of National Jewish Hospital, The Eagle River Fund, and The Highline Canal Conservancy. He is also an emeritus Board member of the Colorado Chapter of The Nature Conservancy. Mr. Gart is a member of the World Presidents Organization (WPO), holds a Bachelor of Arts with honors from Stanford University and a Master of Business Administration from Harvard University Graduate School of Business. Mr. Gart brings a sophisticated financial background with leadership experience in family businesses and private equity investing across a broad range of industries. He also has a deep background in real estate and specialty retail.

Patrick H. Hamill. Mr. Hamill founded Oakwood Homes, LLC in 1991 and sold it to Berkshire Hathaway in 2017. Mr. Hamill’s other interests include Bright Door Properties, PHH Equipment Leasing, Green Valley Ranch Golf Club,. Mr. Hamill founded the BuildStrong Foundation, which focuses on early childhood education, along with work force development. BuildStrong founded the BuildStrong Academy which trains workers for careers in the housing industry. Mr. Hamill has served in various civic positions including: Vice-Chair of Metropolitan Football Stadium District, Trustee at the University of Denver, Boys & Girls Club of Metro Denver, and National Trustee of First Tee of America. Mr. Hamill has been recognized over the years for various honors and recognitions; Professional Achievement Award through the University of Denver’s Founders Day in 1999, Champion for Youth Boys & Girls Club in 2007, Urban Nights Benefits Homeless Youth Award in August 2016, Colorado ‘‘I Have a Dream’’ Foundation Award in September 2017, Bill Daniels Ethical Leader of the Year Award in October 2017, St. Jude Hope Award in May 2018, the Hearthstone Builder Humanitarian Award in May 2018, and a laureate to the Colorado Business Hall of Fame, to name a few. Mr. Hamill received a Bachelor of Science in Business Administration from the University of Denver’s School of Real Estate and Construction Management. Mr. Hamill’s qualifications for service as a director include his entrepreneurial success in business, community leadership and his expertise in real estate, homebuilding and economic development.
Luke A. Latimer. Mr. Latimer has served as Chairman, Chief Executive Officer and President of R&L Development, a heavy construction company in New Alexandria, Pennsylvania since 2015. He previously served as Executive Vice President and Treasurer of R&L Development from 1999 to 2015. Mr. Latimer is a General Partner of SML Limited Partnership, a real estate holding and development partnership in New Alexandria, Pennsylvania. Since 2011, he has served as a director of First Commonwealth Financial Corporation, an NYSE-listed financial holding company. He is also a director of First Commonwealth Bank. Mr. Latimer currently serves on the Governance Committee at First Commonwealth and has formerly served on the Audit and Loan Committees. Mr. Latimer previously served as Chairman of First National Bank of Santa Fe and a director of New Mexico Banquest Corporation, a bank and bank holding company in Santa Fe, New Mexico, until May 2013. He earned a Bachelor of Science in Business Management from Saint Vincent College. Mr. Latimer’s qualifications for service as a director include his leadership in his business as well as his experience on multiple bank and bank holding company boards, including a publicly held bank holding company.
Scott C. Mitchell. Mr. Mitchell is CEO of Lane Capital Partners, a full-service portfolio company that is known for its innovation in the cut-and-sew industry for indoor and outdoor furniture, serving high-profile clients such as Target, Overstock, and Wayfair. In addition, Mr. Mitchell leads the private labels Lane Boots and Capitan Boots in the boot apparel industry. Previously, Mr. Mitchell was the President of U.S. Engineering, Metalworks, and several manufacturing enterprises, including the family office of the Monroe Group, a multinational custom metal fabrication for the automotive industry, and Sylarus Technology, a pioneering solar firm. Mr. Mitchell’s experience extends to strategic roles as a Partner at Accenture, Senior Vice President at First Data, and Western Union Corporation. Mr. Mitchell earned a Bachelor of Science in Industrial Engineering from Southern Illinois University and a Master of Business Administration from the University of Denver. Mr. Mitchell’s governance expertise is further evidenced by his board memberships, including the Governor of Colorado’s Leaders Initiative and the Denver Convention Center Hotel Authority. Mr. Mitchell currently serves on the National Jewish Hospital Board of directors and is a member of the Young Presidents' Organization (Gold), Rocky Mountain Chapter. Mr. Mitchell’s qualifications for service on our Board of Directors are backed by a career marked with executive leadership across corporate and entrepreneurial ventures.
Ellen S. Robinson. Ms. Robinson is Principal and Founder of the Robinson Coaching Group, Inc. since 2007. Robinson Coaching Group, Inc. provides leadership development and coaching on an individual and team level in both the private and public sectors. Ms. Robinson is a former Executive and General Manager of Denver Pepsi Cola. Ms. Robinson has served as Founder and CEO of EventConnex, President of Ascent Sports, Inc. and Brand Manager for Frito-Lay, Inc. She has significant experience in building effective teams, coaching and mentoring talent and driving change. Ms. Robinson holds a Bachelor of Science in Finance and Marketing from The Wharton School, University of Pennsylvania. Ms. Robinson received her Professional Coach Certification from New Ventures West in 2012. Ms. Robinson is a seasoned business leader with a particular interest and expertise in leadership development and coaching on an individual and team level. Her qualifications for service as a director include her proven expertise in sales, marketing, building effective teams, coaching and mentoring talent. She has been a successful executive and coach in large corporate and smaller, entrepreneurial business environments.

Mark L. Smith.   Mr. Smith is a Principal and Managing Partner of Slifer Smith and Frampton, which he cofounded in 1989, and he has 50 years of experience in real estate development, sales and marketing. He was also a founding principal of both East West Partners and Union Station Neighborhood Company. Mr. Smith was the founder of the Youth Foundation (now Youth Power 365), Platte Forum and the Riverfront Park Community Foundation. Current board affiliations include Forbes Global Properties, the Clyfford Still Museum, Colorado Forum, the Riverfront Park Community Foundation and Slifer Smith and Frampton Foundation. Mark was named Ernst and Young Entrepreneur of the Year for the Rocky Mountain Region in 2001, received the first ever Friend of the River award from the Greenway Foundation in 2011, received the Colorado Business Magazine CEO of the Year award in 2014 and has been the recipient of numerous other awards. Mr. Smith holds an undergraduate degree in real estate from Florida International University and a master’s degree in management from Nova University. Mr. Smith’s qualifications for service as a director include his entrepreneurial success in business, community leadership and expertise in real estate development and economic development. He also has extensive knowledge of the Colorado markets that we serve.
Joseph C. Zimlich. Mr. Zimlich has been Chief Executive of the Bohemian Group for more than twenty years. Bohemian is a private family financial management and community services office comprised of the Bohemian Foundation, and Bohemian Companies. In his current role, Mr. Zimlich provides leadership and oversight to the major program areas of the Foundation and steers the investment and management of more than $1 billion in financial assets. Mr. Zimlich has further exercised his corporate and community interests through service on boards and committees across a number of areas and industries. He is a member of the Colorado Forum and Colorado Concern. Mr. Zimlich is a graduate of the University of Iowa with a Bachelor of Business degree in Accounting. He is a Certified Public Accountant and Human Resources Professional. Mr. Zimlich’s qualifications for service as a director include his substantial experience in financial, accounting, governance and human resource matters, as well as his leadership experience developed while serving on numerous boards. He also has an extensive background in investment management and private equity investing.
Election Procedures
The affirmative vote of a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of each of the nominees for director. This means that the eleven director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at this year’s annual meeting will be elected.
Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.
If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.
PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to the recommendation of the Audit Committee, the Board has appointed Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. The Board is seeking ratification of the appointment of Crowe LLP for the 2025 fiscal year. Shareholder ratification of the selection of Crowe LLP as our independent registered public accounting firm for the 2025 fiscal year is not required by our bylaws, state law or otherwise. However, the Board is submitting the selection of Crowe LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Crowe LLP for future services.
Representatives of Crowe LLP are expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Crowe LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting. Abstentions are not counted as votes cast and will have no effect on this proposal .
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.
PROPOSAL 3. APPROVAL OF AN ADVISORY, NON-BINDING VOTE REGARDING THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations of the SEC thereunder, the Company is providing shareholders the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.
We believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high-performing talent and properly incentivize executives to continually improve company performance and increase shareholder value over time. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation of our named executive officers. We encourage you to review the compensation tables and our narrative discussion included in this proxy statement.
Our executive officers, including our named executive officers, as identified in the “Executive Compensation” section of this proxy statement, are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our shareholders; and attract and retain highly-qualified executives.
This vote is not intended to address any specific item of compensation, but the overall compensation of our named executive officers and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S–K promulgated by the SEC, including the compensation tables and narrative discussion in this Proxy Statement is hereby approved.”
As provided in the Dodd-Frank Act, this vote is advisory and will not be binding on the Board and may not be construed as overruling a decision by the Board, creating, or implying any change to the fiduciary duties of the Board or any fiduciary duty by the Board or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may consider the outcome of the vote when considering future executive compensation arrangements.
In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting. The advisory, non-binding vote regarding the compensation paid to the Company’s named executive officers is non-binding, but will be deemed approved by the affirmative vote of the holders of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4. APPROVAL OF FIRST WESTERN FINANCIAL, INC. OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED APRIL 23, 2025

Board Recommendation
We are asking shareholders to vote in favor of the First Western Financial, Inc. Omnibus Incentive Plan, as amended and restated April 23, 2025 ("the 2025 Plan"). The 2025 Plan is a continuation, and amendment and restatement, of the First Western Financial, Inc. 2016 Omnibus Incentive Plan (which, for clarity, we refer to herein as “the 2016 Plan”). The 2025 Plan will enable us to continue to grant equity awards to deserving individuals and remain competitive with our industry peers. We believe that equity awards are critical incentives to recruiting, retaining and motivating the best employees in our industry. Subject to certain equitable adjustments, an additional 150,000 shares of common stock will be authorized for awards to be granted under the 2025 Plan plus any shares remaining available to grant under the First Western Financial, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) (together, the “share reserve”). Each share of common stock subject to an award will reduce the share reserve by one share; provided that awards that are required to be paid in cash pursuant to their terms shall not reduce the share reserve. Any shares of common stock delivered under the 2025 Plan will consist of authorized and unissued shares or treasury shares.

Background
The plan was originally adopted by our Board on December 7, 2016, as the “First Western Financial, Inc. 2016 Omnibus Incentive Plan”, and approved by our shareholders on April 19, 2017. In connection with our initial public offering, our Board amended and restated the plan to conform the plan to certain tax law changes made by the Tax Cuts and Jobs Act of 2017 and to make certain other conforming and administrative changes. The plan was subsequently amended and restated effective April 26, 2023, to provide for continued vesting of awards held by retirement-eligible employees following their retirement upon meeting certain terms and conditions.

The Board, upon recommendation of the Compensation Committee, amended and restated the 2016 Plan effective April 23, 2025, subject to approval by our shareholders at the annual meeting, to:

•Increase the number of shares available for issuance under the plan by 150,000 shares;

•Eliminate liberal share recycling provisions;

•Require that no awards granted under the plan may vest or become exercisable before the first anniversary of the award’s grant date, except in the case of a change in control or upon the participant’s termination due to death, disability or retirement; provided that up to five percent (5%) of the shares reserved under the plan may be issued without regard to this one-year minimum vesting requirement;

•Provide that dividends and dividend equivalents will not be paid in respect of unvested shares covered by an award until such shares become vested shares;

•Provide that a participant’s awards under the plan will vest and become exercisable if the participant’s employment is terminated for any reason other than for cause, death or disability within twelve (12) months following a change in control;

•Rename the plan as the “First Western Financial, Inc. Omnibus Incentive Plan, As Amended and Restated April 23, 2025”; and

•Make certain other conforming and clarifying changes and to remove obsoleted provisions.

In making the decision to amend and restate the plan, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices, and the advice of our independent compensation consultant, Alvarez & Marsal, and legal counsel. In addition to adding 150,000 shares to the plan’s share reserve, the plan is being amended to implement a number of established best corporate governance features, including (a) eliminating liberal share recycling provisions, (b) adding a minimum one-year vesting period (subject to limited exceptions), and (c) prohibiting the payment of dividends or dividend equivalents on unvested awards.

The plan is currently the Company’s only actively operated equity incentive plan. As of December 31, 2024, there were 468,753 shares of common stock available for issuance under the plan, while 79,761 shares are subject to currently outstanding options, and 375,047 shares are subject to unvested restricted stock units (RSUs) that were previously granted under the plan. Following shareholder approval of the 2025 Plan, which adds 150,000 shares to the share reserve, there will be 618,753 shares available to grant, comprised of 468,753 shares that remained available for grant under the plan as of December 31, 2024 plus 150,000 new shares.

Reasons Why You Should Vote in Favor of the Approval of the Share Increase to the 2025 Plan
If shareholders do not approve the 2025 Plan, the Company will continue to have the authority to grant awards under the 2016 Plan under its existing provisions. However, without shareholder approval of the 2025 Plan, we estimate that the shares available for grant will be insufficient to meet our anticipated employee recruiting and retention needs. As of December 31, 2024, 468,753 shares remained available for grant for new awards under the 2016 Plan. The additional 150,000 shares will enable us to continue to grant equity awards to deserving individuals and remain competitive in the marketplace for talent.

Our Board recommends a vote for the approval of the 2025 Plan because it believes the 2025 Plan is in the best interests of the Company and its shareholders; these may include:

1.Aligns director, employee, and stockholder interests;

2.Approval is necessary to continue an equity-based compensation program, which the Board believes is essential in order to align participant interest with those of shareholders;

3.Modest share usage and dilution;

4.Includes best corporate governance features; and

5.Attracts and retains talent.

We believe that the benefits to our stockholders from equity award grants to our employees and directors outweigh the potential dilutive effect of grants under the 2025 Plan. The Company believes that paying a significant portion of annual variable compensation in the form of equity awards is an effective method of aligning the interest of the Company’s management and other employees with those of our stockholders, encouraging ownership in the Company, and retaining, attracting, and rewarding talented individuals. We also believe that having a vehicle to pay a portion of compensation for our non-employee directors in stock awards is appropriate and consistent with market practices.

If this proposal is not approved, we believe we would be at a significant disadvantage against our competitors for recruiting, retaining and motivating those individuals who are critical to our success. We could be forced to increase cash compensation, reducing resources available to meet our other business needs. If the 2025 Plan is not approved by the Company’s shareholders at the annual meeting, then the 2016 Plan will continue to exist and operate according to all of its terms and conditions.

Key Features of the 2025 Plan
Some key features of the 2025 Plan, which support our corporate governance best practices that protect the interests of our shareholders, are as follows:
•Administration. The 2025 Plan is administered by the Compensation Committee of the Board or Directors, which is composed entirely of independent, nonemployee directors.
•Shareholder Approval is Required for Any Additional Shares. The 2025 Plan does not contain an annual “evergreen” provision, but instead reserves a fixed maximum number of shares of common stock. Additional shareholder approval is required to increase that number.
•Prohibited Repricings. Stock options and stock appreciation rights may not be granted below fair market value and may not be repriced without shareholder approval.
•No Liberal Share Recycling. Shares tendered, exchanged, or withheld to pay the exercise price or to satisfy withholding taxes are not available again for grant.
•Limitations on Awards. Awards that result in issuing greater than 5% of the maximum number of shares authorized for issuance must not vest and become exercisable prior to the one (1) year anniversary of the date of grant, except in the case of accelerated vesting occurring in connection with a change in control or upon or in connection with a participant’s termination of employment or service due to death, disability or retirement.

•No Dividend Payment Until Underlying Shares Vest. Dividend equivalent rights will be paid at the time restricted stock units, restricted stock, or other stock-based awards become vested and exercisable with respect to the underlying shares with respect to which the dividend equivalent rights relate. In no event will dividends or dividend equivalent rights be paid on unvested Stock Options.
•Limited Transferability. Generally awards are not transferable, except for certain limited exceptions as set forth in the 2025 Plan.
•Double-Trigger Accelerated Vesting of Equity Awards Upon a Change in Control. If a Participant incurs a termination of employment for any reason other than cause, death, or disability within twelve (12) months following consummation of the change in control, each award outstanding as of the date of such termination of employment shall become fully vested and exercisable
•Clawback. If a participant receives incentive-based compensation pursuant to an award under the plan (whether a time-based or performance-based award) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement.
•No Tax Gross-Ups. No tax gross-up payments in connection with awards that vest in connection with a change in control.

Historical Award Information and Equity Usage
Summarized below is the total number of shares of common stock outstanding pursuant to awards granted and shares available for issuance for future equity awards under the plan as of December 31, 2024. Also shown are the number of shares that would be available for future grant if the 2025 Plan is approved. When determining the number of shares authorized for insurance under the 2025 Plan, our Board of Directors and Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our "burn rate" and projected future share usage. The Company's historical burn rate has been modest, although we note a slight increase in 2022 reflecting increased equity awards that were granted in recognition of strong 2021 performance. The proposed new share reserve will be reduced by grants made after December 31, 2024 and prior to shareholder approval of the 2025 Plan.

	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options or vesting of outstanding restricted stock grants		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareholders	454,808	(1)	$25.30	468,753	(2)
Equity compensation plans not approved by shareholders	—		—	150,000
Total	454,808			618,753
(1)Includes (i) 79,761 shares of common stock reserved for issuance pursuant to outstanding stock options under the 2008 Plan and (ii) 375,047 shares of common stock reserved for issuance pursuant to restricted stock unit awards under the 2016 Plan.
(2)Any shares of common stock subject to outstanding awards originally granted under the 2008 Plan or 2016 Plan that are canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the shares to the participant, will become available for future issuance pursuant to 2025 Plan (or the 2016 Plan if the 2025 Plan is not approved by our shareholders).

The following table provides information regarding the grant of equity awards over the prior three years under the plan:

Year	Stock Options Granted	RSUs Granted	PSUs Granted	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate
2024	—	75,070	42,805	117,875	9,649,433	1.22%
2023	—	77,871	102,188	180,059	9,541,050	1.89%
2022	—	157,682	92,697	250,379	9,461,349	2.65%
3-Year Average	—	103,541	79,230	182,771	9,550,611	1.91%
Summary of the 2025 Plan
The following briefly summarizes certain key features of the 2025 Plan, and is qualified in its entirety by reference to the full text of the 2025 Plan, a copy of which is attached hereto this proxy statement as Appendix A.
Administration

The 2025 Plan will be administered by the Compensation Committee, or, if there is no such committee, it would be administered by the Board. Subject to the limitations in the 2025 Plan, the Compensation Committee has the authority to interpret the 2025 Plan and to determine the recipients of awards, the number of shares subject to each award, the times when an award will become exercisable or vest, the exercise price, the type of consideration to be paid upon exercise and other terms of the award. To the extent permitted by applicable law and the terms of the 2025 Plan the Compensation Committee may delegate to the appropriate officers of the Company the authority to grant, amend, modify, cancel, extend or renew awards to persons other than directors or executive officers whose transactions are subject to Section 16 of the Exchange Act. Accordingly, as used herein with respect to the 2025 Plan, references to the “Committee” include the full Board, the Compensation Committee and any officer(s) of the Company to whom such authority may be delegated as provided in the 2025 Plan, to the extent such delegation is applicable.

Eligibility

Any eligible person (i.e., an employee, non-employee director, independent contractor or consultant of the Company or any of its subsidiaries) may be selected by the Committee to receive an award and become a participant. Since specific grants under the 2025 Plan are discretionary, they may vary from year to year and participant to participant and are not yet determinable. As a result, no information is provided concerning the benefits to be delivered under the 2025 Plan to any individual or group of individuals; however, the grants of annual meeting awards to our non-employee directors as described under “Director Compensation,” which grants will automatically be made under the 2025 Plan instead of the 2016 Plan, subject to shareholder approval of this Proposal.

Available Shares and Sharing Counting

If the 2025 Plan is approved by our shareholders, the plan’s share reserve will increase by 150,000 shares such that a total of (a) 618,753 shares (comprised of the 468,753 shares available under the plan as of December 31, 2024, plus the 150,000 new shares) plus (b) any shares remaining available to grant under the 2008 Plan, will be authorized for awards granted under the 2025 Plan. Each share of common stock subject to an award shall reduce the share reserve by one share; provided that awards that are required to be paid in cash pursuant to their terms shall not reduce the share reserve.

Shares underlying awards that are forfeited (including any shares subject to an award that are repurchased by the Company due to failure to meet any applicable condition), cancelled, terminated or expire unexercised or are otherwise settled without delivery to the participant of the full number of shares to which the award related or that are otherwise settled in cash shall be available for grant pursuant to future awards under the 2025 Plan.

Any shares tendered or withheld to satisfy withholding tax obligations with respect to restricted stock units, restricted stock, or other stock-based awards that constitute full-value awards (or awards other than options or stock appreciation rights) shall not be available for grant pursuant to future awards. Any shares withheld or tendered to pay the option price of a stock option or other purchase price of an award, or withholding tax obligations with respect to a stock option or stock appreciation award, the payment amount of which is based on the appreciation of the underlying shares between the grant date and the exercise date and not based on the full value of the shares on the exercise date shall not be available for grant pursuant to future awards.

Stock Options

The 2025 Plan authorizes the Committee to administer the 2025 Plan and to award options to eligible persons. A stock option may be granted to any eligible person selected by the Committee, except that an incentive stock option may only be granted to an employee satisfying various conditions. Each stock option shall be designated on the date of grant, in the discretion of the Committee, as an incentive stock option or as a nonqualified stock option. The exercise price per share of a stock option shall not be less than one hundred percent (100%) of the fair market value of a share of common stock on the date of grant. The Committee may in its discretion specify an exercise price per share that is higher than the fair market value of a share of common stock on the date of grant.

The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which a stock option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a stock option may be based on the continued service of the participant with the company or a subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the award agreement. If the vesting requirements of a stock option are not satisfied, the award shall be forfeited.

The Committee shall in its discretion prescribe in an award agreement the period during which a vested stock option may be exercised; provided, however, that the maximum term of a stock option shall be ten (10) years from the date of grant. The Committee may provide that a stock option will cease to be exercisable upon or at the end of a specified time period following a termination of service for any reason as set forth in the award agreement or otherwise. Subject to certain limitations, the Committee may extend at any time the period in which a stock option may be exercised.

Other Stock Awards

In addition to options, other awards available under the 2025 Plan include grants of stock appreciation rights, restricted stock awards, restricted stock units, cash performance awards, or stock awards. Restricted stock awards and restricted unit units will have a vesting period that is determined, in its sole discretion, by the Committee subject to limitations imposed by the Internal Revenue Service. Vesting periods will be set forth in the applicable award agreement.

Each grant of performance shares and performance units will be subject to the achievement of performance goals designated by the Committee and the corresponding award agreement. Participants who have been awarded grants of restricted stock will have the right to vote all the received shares during the restriction or performance period.

Award Repricing

Subject to the anti-dilution adjustment provisions, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a stock option or stock appreciation right when the exercise price or base price per share exceeds the fair market value of one share of common stock in exchange for cash or another award (other than in connection with a change in control) or cause the cancellation, substitution or amendment of a stock appreciation right that would have the effect of reducing the base price of such a stock appreciation right previously granted under the plan or otherwise approve any modification to such stock appreciation right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or any other principal exchange on which the common stock is then listed.

Transferability

According to the terms of the 2025 Plan, with limited exceptions, no award granted under the 2025 Plan may be sold, transferred, pledged, or assigned.

Withholding

Tax withholding in connection with all awards under the 2025 Plan may be accomplished through the withholding of shares, provided that the number of shares withheld will be limited to the maximum statutory tax rates in the participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

Performance Criteria

For purposes of cash performance awards, performance stock units and other awards, the performance criteria shall be one or any combination of any performance measure selected by the Committee. Each of the performance criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable award is granted including, without limitation, GAAP.

Performance Goals

For purposes of cash performance awards and other awards the vesting and/or payout of which are tied to one or more performance goals, the performance goals shall be the levels of achievement relating to the performance criteria selected by the Committee for the award. The performance goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The performance goals may be (but are not required to be) applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies). The performance goals need not be the same for all participants.

Retirement

The 2025 Plan provides for continued vesting of awards held by a “retirement eligible employee” following his or her “retirement”. “Retirement” is defined as a retirement eligible employee’s voluntary resignation if certain conditions are met, including: (a) the retirement eligible employee has provided at least one year advanced written notice of resignation to the Company; (b) the retirement eligible employee enters into a non-compete agreement or a non-solicitation agreement if the retirement eligible employee is not subject to a non-compete agreement or a non-solicitation agreement, as applicable, at the time of retirement; and (c) the retirement eligible employee delivering and not revoking general release and waiver on a form approved by the Company. A “retirement eligible employee” is generally defined as an employee who has attained age 65 and completed 10 years of employment with the Company and our subsidiaries.

Accelerated Vesting of Equity Awards Upon a Change in Control

Unless otherwise provided in the award agreement, an employment agreement, or other agreement between the Company and participant, if a participant incurs a termination of employment for any reason other than cause, death, or disability within twelve (12) months following consummation of the change in control, (i) any conditions on the participant’s rights under, or any restrictions on transfer or exercisability applicable to, an award granted pursuant to the 2025 Plan shall be waived or shall lapse in full and shall become fully vested and exercisable, as the case may be, and (ii) to the extent applicable, each award outstanding as of the date of such termination of employment may thereafter be exercised until the later of (A) the last date on which such award would have been exercisable, and (B) the earlier of (I) the first anniversary of such change in control and (II) expiration of the term of such award; provided, however, if the exercise or vesting of any award would otherwise be subject to the achievement of performance conditions, the performance goals applicable to any outstanding awards shall be deemed to have been attained at the greater of target or actual performance as of the date of such termination.

Accounting Restatement

If a participant receives incentive-based compensation (as defined in the Company’s Clawback Policy) pursuant to an award under the 2025 Plan (whether a time-based or performance-based award) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, to the extent not otherwise prohibited by law, forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement in accordance with the Company’s compensation recovery, “clawback”, or similar policy.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the 2025 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2025 Plan is not a qualified plan under Section 401(a) of the Code.

Stock Options. Subject to such terms and conditions as specified in an award agreement, a stock option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee or (ii) to the extent permitted by the Committee in its sole discretion and set forth in the award agreement or otherwise (including by a policy or resolution of the Committee), (A) in shares of common stock valued at the fair market value of such shares on the date of exercise, (B) through an open- market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of common stock otherwise deliverable upon the exercise of the stock option by the number of shares of common stock having fair market value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the award agreement. In addition to and at the time of payment of the exercise price, the participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the award agreement.

Stock Appreciation Rights. Stock appreciation rights do not have federal income tax consequences for recipients or for the Company when they are granted. When a stock appreciation right is exercised, the amount paid in settlement is included in the recipient's gross income for federal income tax purposes, and the Company may be entitled to claim a federal tax deduction for a like amount.

Restricted Stock Awards and Units. Generally, restricted stock and unit awards granted under the 2025 Plan do not result in federal income tax consequences to either the Company or the award recipient when they are made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid upon the vesting of the award under the plan, such dividend amounts will also be included in the ordinary income of the recipient. Generally, the Company will be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Other Awards. Restricted stock unit awards, cash performance awards, and stock awards will not create federal income tax consequences when they are granted. Recipients generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In the same taxable year, the Company generally will be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid upon vesting of the award under the plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will be allowed to claim a deduction for compensation expense for this amount as well.

Amendment and Termination

The Board may amend or terminate the 2025 Plan at any time. No amendment authorized by the Board will be effective unless approved by the shareholders of the Company if the amendment would modify the 2025 Plan in any other way that requires shareholder approval under applicable law or listing requirements adopted by NASDAQ or any other principal exchange on which the common stock is then listed.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE FIRST WESTERN FINANCIAL, INC. OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED APRIL 23, 2025

EXECUTIVE SUMMARY OF 2024 FINANCIAL PERFORMANCE
We believe our strategy is delivering value for our shareholders. In this section, we summarize 2024 performance highlights and other information contained elsewhere in this proxy statement. Please carefully review the information included throughout this proxy statement and as provided in the 2024 Annual Report on Form 10-K before you vote.
2024 Performance Highlights
First Western continued to drive positive momentum in performance metrics leading to sustained out performance in total shareholder returns over the past five years.
(1)Represents share price appreciation from January 1, 2020 to December 31, 2024.
(2)See Non-GAAP reconciliation.
In 2024, we continue to see positive trends. Below, we summarize 2024 performance highlights:
•Book value per share of $26.10 as of December 31, 2024, compared to $25.33 as of December 31, 2023. Tangible book value per share(1) of $22.83 as of December 31, 2024, compared to $22.01 as of December 31, 2023
•Net income available to common shareholders of $8.5 million for the year ended 2024, compared to $5.2 million for the year ended 2023, a $3.2 million, or 62.2% increase
•Diluted EPS of $0.87 for the year ended 2024, compared to $0.54 for the year ended 2023. Adjusted diluted EPS(1) of $0.90 for the year ended 2024, compared to $0.64 for the year ended 2023
•Non-performing loans were $12.8 million as of December 31, 2024, a decrease of $38.1 million from $50.8 million as of December 31, 2023

Total Loans
(in millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,533
$1,949
$2,446
$2,517
$2,418
2020
2021
2022
2023
2024
Year Ended

Total Deposits
(in millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,620
$2,206
$2,405
$2,529
$2,514
2020
2021
2022
2023
2024
Year Ended

Gross Revenue(1)
(in millions)
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$97.3
$96.2
$112.2
$95.3
$93.1
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024

Wealth Management Segment Diluted Pre-Tax Earnings per Share(1)
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.60
$4.24
$3.09
$3.81
$3.33
$3.09
$1.13
$0.87
$1.13
$1.23
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
Wealth Management Segment
Consolidated

(1)See Non-GAAP reconciliation.

CORPORATE GOVERNANCE
Board and Governance Highlights
Our goal is to maintain a corporate governance framework that supports an engaged, independent board with diverse perspectives and judgment that is committed to representing the long-term interests of our shareholders. We believe our directors should possess the highest personal and professional standards for ethics, integrity and values, as well as practical wisdom and mature judgment. Therefore, our Board, with the assistance of management and the Corporate Governance and Nominating Committee regularly reviews our corporate governance principles and practices.
Board Composition
We continue to assess our overall board composition and build a diverse board to increase diversity of thought and to align board capability with our strategic focus. Board characteristics are shown below:

Board Diversity Matrix (As of April 25, 2025)
Total Number of Directors	11
Part I: Gender Identity	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	8	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did not Disclose Demographic Background	-	1	-	-

The size of our Board is currently set at eleven members. In accordance with the Company’s amended and restated bylaws, the size of the Board is fixed as determined from time to time by resolution of the Board of Directors. The members of each class are elected for a term of office to expire at the succeeding annual meeting of shareholders. Any director vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by (i) the affirmative vote of the holders of a majority of the shares entitled to vote on the election of directors, or (ii) by the Board of Directors, even if the remaining directors constitute less than a quorum of the full Board, and in the event that there is only one director remaining in office, by such sole remaining director. In accordance with the Company’s amended and restated bylaws, a director appointed to fill a vacancy will be appointed to serve until such director’s successor shall have been duly elected and qualified.
With the additions of Ms. Courkamp, Mr. Mitchell, and Ms. Robinson, the Company is adding more diversity to the Board composition. While we have planned to add more high quality, diverse Directors, our expectation has been that with our active acquisition activities (13 acquisitions since 2004), that we may bring on additional directors through acquisitions. Our female director mix increased to 27% in 2024 upon the election of Ms. Robinson.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist the Board in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”
Director Independence
Under the rules of The Nasdaq Stock Market, LLC (“Nasdaq rules”), a majority of the members of our Board are required to be independent. The Nasdaq rules, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our Board has evaluated the independence of each director based upon these rules. Applying these rules, our Board has affirmatively determined that, with the exception of Ms. Courkamp and Mr. Wylie, each of our current directors qualifies as an independent director as defined by Nasdaq Marketplace Rule 5605(a)(2). In making these determinations, our Board considered the current and prior relationships that each director has and has had with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of common stock by each director and the transactions described under the section titled “Certain Relationships and Related Person Transactions” in this proxy statement.
Board Leadership Structure
At least annually, our Board, in coordination with our Compensation and Governance committees, discusses and deliberates the appropriate board leadership structure. Based on its assessment, the board leadership framework is provided through: 1) a combined Chairman and Chief Executive Officer role, 2) a clearly defined lead independent director role, 3) active committee chairs, and 4) talented directors who are committed and independent-minded. At this time, the Board believes this governance structure is appropriate and best serves the interests of our shareholders.
Chairman. Scott C. Wylie, currently serves as our Chairman, Chief Executive Officer, and President of First Western Financial, Inc. Mr. Wylie founded the Company in 2002 and has served as our Chairman and Chief Executive Officer since that time. Mr. Wylie’s primary duties are to lead our Board in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan.
The Board of Directors periodically assesses who should serve as Chairman, Chief Executive Officer, and President of First Western Financial, Inc. and whether the offices should be combined or separate, with appropriate consideration of current facts and circumstances. We believe that First Western and our shareholders benefit from an executive Chairman with deep experience and knowledge of the financial services industry, the Company, its businesses, and leadership that helps drive growth and revenue to deliver strong financial returns to shareholders.

In light of Mr. Wylie’s significant leadership tenure with the organization, his breadth of knowledge of the Company and his relationship with the institutional investor community, as well as the efficiencies, accountability, unified leadership and cohesive corporate culture that this structure provides, the Board of Directors believes it is appropriate that he serve as Chairman and Chief Executive Officer.
Lead Independent Director. Our Corporate Governance Guidelines require that at any time the Chairman of the Board of Directors is not independent, the Board of Directors will designate a lead independent director. Mr. Wylie currently serves as our Chairman, Chief Executive Officer and President and Mr. Zimlich currently serves as our lead independent director. As our lead independent director, Mr. Zimlich is required to be independent and is responsible for (i) presiding over executive sessions of the Company or any of our subsidiaries’ independent directors, (ii) presiding over meetings of our Board when the Chairman is not present, (iii) facilitating information flow and communication between the directors and the Chairman, (iv) consulting with the Chairman and review and advise on the schedules and agendas for meetings of the Board along with the information provided to the Board in connection with such meetings, (v) being available for consultation and direct communication with major shareholders upon request, (vi) consulting with the Chairman on such other matters pertinent to the Company and the Board, and (vii) performing such other duties as the Board may prescribe from time to time.
Risk Management and Oversight
Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled “—Committees of the Board.”
The Board actively reviews our long-term strategy and the plans and programs that management develops to implement our strategy. While the Board meets formally at least once every year to consider overall long-term strategy, it generally reviews various elements of strategy, and our progress towards implementation, at every regular meeting.
The Board believes that strategic risk is an exceptionally important risk element among a number of risks that the Company faces and works to ensure that this risk is appropriately managed in the context of the rapidly changing environment in which the Company and its customers operate.
The Board believes that an integral part of managing strategic risk is ensuring that the Board’s views are considered as our strategy evolves. The Board strongly believes that having active and engaged committee chairs and a lead independent director better ensures that the Board as a whole can serve as a credible challenge to management’s plans and programs and increases transparency in the fast-paced changes management is implementing.
The Board’s committees also work to ensure that we have the right alignment to support our long-term strategic direction including: (i) an active Board recruitment process focused on developing or acquiring the skill, experience and attributes of both individual and the Board as a whole needed to support our strategy, (ii) ensuring an appropriate link is established between our compensation design and our long-term strategy to encourage and reward the achievement of our long-term goals and project shareholder value by discouraging excessive risk, and (iii) ensuring that our risk management structure can effectively manage the inherent risks that underlie our strategy.
Other types of risks that the Company faces include:
•Macro-economic risks, such as inflation, interest rate fluctuations, reductions in economic growth, or recession;
•Political or regulatory risks, such as restriction on access to markets;
•Event risks, such as soundness of other financial institutions, global pandemics, natural disasters or cybersecurity breaches; and
•Business specific risks related to financial reporting, credit, asset/liability management, market, operational execution (corporate governance, legal, and regulatory compliance), and reputation.
Our Board also recognizes the importance to operate in a responsible and sustainable manner aligned with our mission, vision and values. Workforce inclusion and development, social impact and environmental sustainability are critical components in the Company’s culture and business practice.

Cybersecurity
Information security is a significant operational risk for financial institutions, and includes the risk arising from unauthorized access, use, disclosure, disruption, modification, or destruction of information or information systems. The Board is actively engaged in the oversight of the Company’s information security and enterprise risk management programs, including cyber risk defense. The Board approves the Company’s information security and enterprise risk management programs and receives formal reports on testing and the program effectiveness. The Board has ensured the establishment of an enterprise-wide risk management framework with adequate staffing, budget, and liability coverage. A Board appointed Information Security & Technology (“IS&T”) Steering Committee assists the Board in providing oversight of technology, information security, and cybersecurity risks as well as data management risk.
Director Nominations
The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Board and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, it will consider only those director candidates recommended in accordance with the procedures set forth in our bylaws. Deadlines for shareholders to nominate a director are summarized in the section titled “Date for Submission of Shareholder Proposals for 2026 Annual Meeting.”
Criteria for Director Nominees
The Corporate Governance and Nominating Committee seeks to identify and select director nominees who will contribute to the Company’s overall corporate goals including: responsibility to its shareholders, industry leadership, customer success, positive working environment and integrity in financial reporting and business conduct. The Corporate Governance and Nominating Committee assesses nominees based upon (1) independence, experience, areas of expertise and other factors relative to the overall composition of the Board and (2) the appropriateness of Board membership of the nominee based on current responsibilities of Board members. The Corporate Governance and Nominating Committee also considers the following qualifications in assessing nominees for election or re-election to the Board:
•Adherence to high ethical standards and high standards of integrity;
•Sufficient educational background, professional experience, business experience, service on other Boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on our Board of Directors and the specific committee for which he or she is being considered;
•Evidence of leadership, sound professional judgment and professional acumen;
•Evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•A willingness to abide by each published code of conduct or ethics for the Company and to objectively appraise management performance;
•The ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;
•Any related person transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
•The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of the Company and the interests of our shareholders.

Board Meetings
Our Board met five times during the 2024 fiscal year (including regularly scheduled and special meetings). During fiscal year 2024, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the Board on which he or she served (during the period that he or she served).
Director Attendance at Annual Meeting
The Board encourages all directors to attend the annual meeting of shareholders, but does not require director attendance. Eight of our directors attended the 2024 annual meeting of shareholders.
Committees of the Board
The Company’s Board of Directors has three standing permanent committees: An Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. These committees serve the same functions for the Company and the Bank. The current composition of each Company committee and the number of meetings held in 2024 are set forth in the table:
Board Committee Membership and 2024 Committee Meetings
Our Board may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and our amended and restated articles of incorporation and amended and restated bylaws.

Audit Committee
The members of our Audit Committee are Ms. Caponi, Mr. Latimer and Ms. Robinson, with Ms. Caponi serving as chair of our Audit Committee. Mr. Sipf retired from the Board of Directors and Audit Committee in 2024 and Mrs. Robinson was recommended and approved by the Nominating and Governance Committee to replace Mr. Sipf. Our Board of Directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that each of the members of our Audit Committee (1) is an "independent director" under the Nasdaq rules, (2) satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) has the ability to read and understand fundamental financial statements. In addition, our Board of Directors has determined that Ms. Caponi is a financial expert and has the financial sophistication required of at least one member of the Audit Committee by the Nasdaq rules due to her experience and background. The Audit Committee met five times in 2024.
The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and, in that regard, assists our Board of Directors in its oversight of the integrity of our financial statements, the selection, engagement, management and performance of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies and monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. Among other things, our Audit Committee has responsibility for:
•Compensating and overseeing our independent auditor (including resolution of disagreements between management and our independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•Appointing, retaining, evaluating, and where appropriate, replacing our independent auditor and advising the Board of Directors on such matters;
•Obtaining from our independent auditor, at least annually, a report regarding our independent auditor’s internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by any inquiry or investigations by governmental or professional authorities, and any steps taken to deal with such issues;
•Obtaining and reviewing each inspection report issued by the PCAOB;
•Obtaining from our independent auditor, at least annually, a formal written statement delineating all relationships between us and our independent auditor, and discussing whether any disclosed relationships or services, or any other factors, have affected or may affect the independence of our independent auditor;
•Approving all fees and terms of engagement of our independent auditor, and approving in advance all audit and non-audit services to be performed by the independent auditor and any other registered public accounting firm;
•Setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;
•Discussing and resolving any disagreements regarding financial reporting between management and our independent auditor, and reviewing with our independent auditor any audit problems, disagreements or difficulties and management’s response thereto;
•Overseeing our internal audit function;
•Reviewing at least annually our risk areas, assessing the extent of auditing involvement needed over each area, and determining what type of auditing program will best meet our needs;

•Reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and any communications regarding the initiation and status of significant special investigations;
•Meeting with management and our independent auditor regarding the identification and resolution status of material weaknesses and reportable conditions in the internal control environment;
•Reviewing management’s periodic assessment of the effectiveness of our internal controls and procedures for financial reporting and our independent auditor’s report as to management’s assessments, as well as the periodic certifications of management as to the internal controls and procedures for financial reporting and related matters, each as required by applicable laws, rules and regulations;
•Monitoring management’s compliance with all applicable laws, rules and regulations;
•Reviewing regulatory authorities’ examination reports pertaining to the Company, our subsidiaries and associated companies;
•Reviewing management reports issued in accordance with 12 C.F.R. Part 363 and the corresponding independent auditor’s attestation and agreed-upon procedures reports;
•Reviewing and overseeing all related person transactions in accordance with our policies and procedures;
•Reviewing and discussing the scope of the audit of our consolidated financial statements for each fiscal year, at least annually, with management and our independent auditor;
•Reviewing with management and our independent auditor, prior to filing, our interim consolidated financial statements and the disclosures in the related footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in a Quarterly Report on Form 10-Q;
•Reviewing the results of the quarterly review and any other matters required to be communicated to the Audit Committee by our independent auditor under GAAP and PCAOB auditing standards;
•Reviewing with management and our independent auditor, prior to filing, our annual consolidated financial statements and the disclosures in the related footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in that Annual Report on Form 10-K, and recommending to the Board of Directors whether the audited consolidated financial statements should be included in the Annual Report on Form 10-K;
•Reviewing and discussing with management and our independent auditor our representations that the consolidated financial statements were prepared in accordance with GAAP and fairly present our consolidated results of operations and consolidated financial condition;
•Reviewing and discussing with management communications with governmental officials and generally reliable reports raising material issues regarding our financial statements or accounting matters;
•Reviewing and discussing with management and the independent auditor any significant estimates made in connection with the preparation, or audit, of our consolidated financial statements and other financial or informational reports, and obtaining from our independent auditor reports regarding such significant estimates and any material communications between our independent auditor and management;
•Reviewing internal accounting control reports (management letters) and monitoring testing of the internal accounting control reports, and reviewing our independent auditor’s reports on the effectiveness of disclosures controls and procedures and the certifications of our officers with respect thereto;

•Reviewing and discussing with management our earnings press releases, the substance of any earnings calls, and any earnings guidance provided to the investment community, as well as financial and other information provided to analysts and rating agencies;
•Preparing the Audit Committee report required by SEC rules to be included in the proxy statement relating to our annual meeting of shareholders;
•Discussing with our independent auditor the matters required by the PCAOB;
•Establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company associates of concerns regarding questionable accounting or auditing matters;
•Conducting an annual evaluation of the performance of the Audit Committee and the adequacy of its charter and recommending to our Board of Directors any changes that it deems necessary; and
•Handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.
The Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”
Compensation Committee
The members of our Compensation Committee are Ms. Caponi, Mr. Duncan, and Mr. Hamill, with Mr. Hamill serving as chair of our Compensation Committee. Our Board has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an "independent director" under the Nasdaq rules.
Our Board has also determined that each of the members of the Compensation Committee qualifies as a "nonemployee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Compensation Committee assists our Board in its oversight of our overall compensation structure, policies and programs and assessing whether such structure establishes appropriate incentives and meets our corporate objectives, the compensation of our executive officers and the administration of our compensation and benefit plans.
Among other things, our Compensation Committee has responsibility for:
•Reviewing and determining, and recommending to our Board for its confirmation, the annual compensation, annual incentive opportunities and any other matter relating to the compensation of our executive officers; all employment agreements, severance or termination agreements, change in control agreements or similar agreements proposed to be entered into between any executive officer and us; and modifications to our philosophy and compensation practices relating to compensation of our directors and management;
•Review and recommend to the Board for approval the frequency with which the Company will conduct “Say on Pay” votes under the Dodd-Frank Act, taking into account the results of the most recent shareholder advisory vote on frequency of “Say on Pay” votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the “Say on Pay” vote and the frequency of the “Say on Pay” vote to be included in the Company’s Proxy Statement;
•Reviewing and determining, and recommending to our Board for its confirmation, modifications to our philosophy and practices relating to compensation of our directors, executive officers, and other members of management;

•Reviewing and determining, and recommending to our Board for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;
•Taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority, and reviewing at least annually the overall performance, operation, and administration of our benefit plans;
•Reviewing and recommending action by our Board with respect to various other matters in connection with each of our benefit plans;
•Reviewing with our Chief Executive Officer the compensation payable to associates other than our executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;
•Consulting with our Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;
•Reviewing the performance of our executive officers for each fiscal year;
•Reviewing annually and recommending to our Board the non-management director compensation program for each year;
•Administering our compensation and benefit plans with respect to associates and consultants who are subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act to ensure the exemption provided under Rule 16b-3 under the Exchange Act is available to our directors and those officers subject to the provisions of Section 16(b) of the Exchange Act;
•Overseeing and making recommendations to our Board regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation and approval of equity compensation plans;
•Conducting an annual evaluation of the performance of the Compensation Committee and the adequacy of its charter and recommending to our Board any changes that it deems necessary; and
•Handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.
The Compensation Committee has sole and exclusive authority to retain compensation consultants, legal counsel or other advisers as the Compensation Committee deems necessary or appropriate for the Compensation Committee to carry out its duties, including the authority to provide appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to such compensation consultants, legal counsel and other advisers; provided, that when determining whether to engage any compensation consultant, legal counsel or other adviser, the Compensation Committee is required to consider the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and any other factors required to be so considered by the Nasdaq rules, including, without limitation, the factors set forth in Rule 5605(d)(3) of the Nasdaq rules. From time to time, the Compensation Committee has reengaged compensation consultants. In 2024, the Compensation Committee engaged Alvarez & Marsal, LLC (“Alvarez & Marsal”) to provided compensation consulting services. Please see the discussion of the consulting services provided to the Compensation Committee by Alvarez & Marsal under the section titled “Role of Independent Compensation Consultant” below.
The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.” The Compensation Committee met three times in 2024.

Corporate Governance and Nominating Committee
The members of our Corporate Governance and Nominating Committee are Mr. Latimer, Mr. Mitchell, Mr. Smith, and Mr. Zimlich, with Mr. Zimlich serving as chair of our Corporate Governance and Nominating Committee. Our Board has evaluated the independence of each of the members of our Corporate Governance and Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance and Nominating Committee meets the definition of an "independent director" under the Nasdaq rules. The Corporate Governance and Nominating Committee did not retain the services of any independent search firm during 2024.
The Corporate Governance and Nominating Committee assists our Board in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on our Board, monitoring the composition and functioning of the standing committees of our Board, developing, reviewing and monitoring our corporate governance policies and practices, and otherwise taking a leadership role in shaping the corporate governance of the Company.
Among other things, our Corporate Governance and Nominating Committee is responsible for:
•Reviewing the performance of our Board and each of its committees;
•Identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our Board for election as directors and to fill any vacancies on our Board;
•Reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our shareholders;
•Reviewing and recommending to our Board each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;
•Reviewing the size and composition of our Board as a whole, and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;
•Monitoring the function of our standing committees and recommending any changes, including the director assignments, creation or elimination of any committee;
•Developing, reviewing and monitoring compliance with our corporate governance guidelines and policies and the corporate governance provisions of the federal securities laws and the listing rules applicable to us and/or our subsidiaries;
•Investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our Board with recommended corrective actions;
•Reviewing our and our subsidiaries’ corporate governance practices in light of best corporate governance practices among our peers, determining whether any changes in such corporate governance practices are necessary and recommending any proposed changes in such corporate governance policies;
•Considering any resignation tendered to our Board by a director and recommending the acceptance of such resignation if appropriate;
•Considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or that otherwise present a conflict of interest;
•Developing and recommending to our Board approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;
•Overseeing our director orientation and continuing education programs for our Board;

•Reviewing its charter and recommending to our Board any modifications or changes; and
•Handling such other matters that are specifically delegated to the Corporate Governance and Nominating by our Board from time to time.
Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.”
Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled “—Procedures to be Followed by Shareholders for Director Nominations.” The Corporate Governance and Nominating Committee met two times in 2024.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and associates. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and associates to follow, including the Company’s Chairman and Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics is available on our website at www.myfw.com under “Investor Relations—Governance—Governance Documents.” Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.
Clawback Policy
In accordance with the Nasdaq’s clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder, we have adopted the First Western Financial Inc. Clawback Policy (the “Policy”). Under the Policy, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with a financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Financial Restatement”), and an officer subject to the Policy (a “Covered Officer”) received incentive compensation that exceeded the amount the covered officer would have received absent the Financial Restatement during the three completed fiscal years (or such longer period as provided in applicable law) immediately preceding the date on which the Company is required to prepare a Financial Restatement, then the Company shall recover from such Covered Officer the amount of the Covered Officer’s excess incentive-based compensation, subject to certain limited exceptions described in the Policy. The Company's Clawback Policy was included as an exhibit in our Annual Report on Form 10-K for the year ended December 31, 2024.
Insider Trading Policy
We maintain an insider trading policy, which governs the purchase, sale, and other dispositions of our securities by our executive officers, directors, employees, and other covered persons (the “Insider Trading Policy”). We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the Nasdaq listing standards applicable to us. The Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Pledging and Hedging Policies
The provisions of our insider trading policy applicable to our directors, executive officers and certain other designated employees prohibits such persons from hedging or pledging our securities, subject to limited exceptions and pre-approval under the terms of our insider trading policy. Such persons are also prohibited from engaging in various trading practices including short sales of the Company’s securities, trading in puts, calls or other derivative securities of the Company, and from holding our securities in a margin account.

Stock Ownership Guidelines
Our Board of Directors and management believe strongly in linking executive long-term rewards to shareholder value. Our Board has established stock ownership guidelines applicable to our executive officers and other key position holders.
The following associates are required to hold the numbers of shares equal to the multiple of base salary set forth below:

Individual/Group	Stock Ownership Target
Chief Executive Officer	6 times annual base salary
Chief Operating Officer	4 times annual base salary
Other Senior Executive Officers	2 times annual base salary
Other specified senior managers of our Profit Centers	1 times annual base salary
The guidelines provide that executives have five years to satisfy the ownership requirements. After the five-year period, executives who have not met their minimum stock ownership requirement may be limited to selling up to 50% of net shares received upon stock option exercises and any PSU and RSU vesting until they achieve their required ownership level.
Executive Compensation Program Highlights
We continue to review, evaluate and modify our compensation philosophy and framework in an effort to maintain a competitive total compensation package. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and aligns our executives’ interests with those of shareholders by linking pay to performance while taking into account applicable regulatory guidelines and requirements.
Our strategic plan for 2024 continued to focus on shareholder value creation, and the Compensation Committee used annual earnings and revenue growth metrics as key indicators that management is on the right path to produce sustainable long-term value. The Compensation Committee determined the amount of annual and long-term incentives to award our named executive officers using a qualitative and quantitative assessment of management’s performance, taking into account both growth and return with consideration for our risk framework. The assessment process included scorecards that identified shared and individual goals for the year in the areas of revenue growth, increased footprint, operations, technology, risk and, business transformation, with the growth in earnings per share, tangible book value per share, and return on average equity serving as the primary considerations for additional incentive awards granted in 2024.
The Compensation Committee is committed to aligning our compensation strategies with our evolving business strategy, good governance and effective risk management practices, and efforts to generate superior long-term returns for our shareholders. Our executive compensation strategy strongly aligns our Chief Executive Officer and other executives with long-term shareholder interests.
Please refer to the "Executive Compensation" section in this proxy statement for details about our compensation programs.

CURRENT EXECUTIVE OFFICERS
The following table sets forth the name, age and position with the Company of each of our executive officers. The business address for all of these individuals is 1900 16th Street, Suite 1200, Denver, Colorado 80202.

Executive Officers	Position	Age
Scott C. Wylie	Chairman, Chief Executive Officer, and President of First Western Financial, Inc.	67
Julie A. Courkamp	Director, Chief Operating Officer, and President of First Western Trust Bank	45
David R. Weber	Chief Financial Officer and Treasurer	37
Eric E. Ensmann	Chief Risk Officer	57
Matthew C. Cassell	Chief Banking Officer	49
Background of our Executive Officers who are not also Directors.
David R. Weber. Mr. Weber joined First Western Trust Bank in 2018 as its Treasury Manager, was promoted to Finance and Treasury Manager in 2019 and then Director of Finance and Treasury and Cashier of the Bank in 2021. On September 25, 2023, the Board of Directors of First Western Financial, Inc. designated David R. Weber, the Company's Chief Financial Officer, to serve as its Principal Financial Officer effective October 1, 2023. Mr. Weber assumed the Principal Financial Officer duties from Julie A. Courkamp, the Company’s Chief Operating Officer and the President of First Western Trust Bank, as the Chief Financial Officer duties transition to Mr. Weber. Also on September 25, 2023, Mr. Weber was appointed as the Chief Financial Officer and Treasurer of the Company's bank subsidiary, First Western Trust Bank (the "Bank"). Prior to joining the Company, Mr. Weber served in various finance positions over nine years at Fifth Third Bank. Mr. Weber holds a Bachelor of Science in Business from Miami University and a Master of Science in Accounting from the University of Illinois Urbana-Champaign.
Eric E. Ensmann. Mr. Ensmann joined FWT in 2024 as its Chief Risk Officer. In this role he has oversight of the Bank's Enterprise Risk Management, Credit Risk, Credit Administration, Information Security, Compliance, and Audit functions. He has a 30 year career in banking. Over the last 15 years he has focused on Credit Risk and various Risk Management disciplines. Prior to joining FWT, he served as SVP, Director of Loan Review for Independent Bank, and spent 18 years at BBVA USA in various roles including Interim CRO, Director of Risk Internal Control, and Director of Enterprise Risk Management. Mr. Ensmann has a Bachelor's Degree in Finance from the University of Houston.
Matthew C. Cassell. Mr. Cassell joined First Western Trust Bank in May of 2020 as President, Commercial Banking. In this role, he was responsible for strategy, execution, and product development and oversight of Commercial Banking, Private Banking, Treasury Management, Retirement Services, and Mortgage Banking. In February 2023, Mr. Cassell was appointed Chief Banking Officer. Prior to joining the Company, Mr. Cassell was the Colorado President for Simmons Bank. Mr. Cassell has also held state and regional leadership positions over the last 25 years in banking with local, regional, and national banks. Mr. Cassell has a Bachelor’s Degree from Colorado Christian University with an emphasis in Management and Marketing.
EXECUTIVE COMPENSATION
We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As such, we are exempted from various reporting requirements that are applicable to other public companies that are not smaller reporting companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.
Our “named executive officers” ("NEO") for fiscal year 2024, which consist of our principal executive officer and the two other most highly compensated executive officers, are:
•Scott C. Wylie—Chairman, Chief Executive Officer, and President of First Western Financial, Inc. ("FWFI"), Chairman and CEO, First Western Trust Bank ("FWTB")

•Julie A. Courkamp—Director of FWFI and FWTB, Chief Operating Officer, and President of FWTB
•Matthew C. Cassell—Chief Banking Officer of FWTB
Overview of Executive Compensation
Role of the Compensation Committee
The Compensation Committee is responsible for establishing our compensation structure and philosophy, and for overseeing our executive compensation policies and programs generally. As part of this responsibility, the Compensation Committee:
•regularly interacts with our Chief Executive Officer in order to make informed decisions on the compensation packages, performance, and leadership succession planning;
•makes recommendations to the full Board of Directors on the executive compensation programs, including construction of our peer group, issuance of equity awards, and certification of results;
•evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation; and
•reviews the performance of the executive officers for each fiscal year.
Role of Independent Compensation Consultant
The Compensation Committee engaged Alvarez & Marsal as its independent compensation consultant in 2024 to provide the following:
•information relating to the selection of the Company’s peer group and recommendations for determining an appropriate peer group for the Company;
•benchmark compensation data for the Company’s Chief Executive Officer, Chief Operating Officer & President, Chief Banking Officer, and other executive officers;
•assist with proxy drafting, equity plan requests, and updates to policies
•recommendations concerning the compensation of Company’s Chief Executive Officer, Chief Operating Officer & President, Chief Banking Officer, and other executive officers; and
•advice regarding the peer group companies’ incentive plan designs and structure for comparison against the Company’s current incentive plan structures.
Alvarez & Marsal did not provide additional services other than compensation consulting to the Compensation Committee. The Compensation Committee conducted an assessment of potential conflicts of interest and independence issues for Alvarez & Marsal and no conflicts of interest or independence issues relating to Alvarez & Marsal’s services were identified by the Compensation Committee.
Executive Compensation Program Philosophy and Highlights
We continue to review, evaluate and modify our compensation philosophy and framework in an effort to maintain a competitive total compensation package that appropriately links executive pay with performance. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, properly reflects our performance and the executive’s particular contributions to that performance, and aligns our executives’ interests with those of shareholders while taking into account applicable regulatory guidelines and requirements.

Our strategic plan for 2024 continued to focus on shareholder value creation, and the Compensation Committee used annual earnings and revenue growth metrics as key indicators that management is on the right path to produce sustainable long-term value. The Compensation Committee determined the amount of annual and long-term incentives to award our named executive officers using a qualitative and quantitative assessment of management’s performance, taking into account both growth and return with consideration for our risk framework. The assessment process included scorecards that identified shared and individual goals for the year in the areas of revenue growth, tangible book value per share, increased footprint, operations, technology, risk, and business transformation, with the growth in operating earnings per share, gross revenue and pre-tax, pre-provision operating net income serving as the primary considerations for additional incentive awards granted in 2024.
The Compensation Committee is committed to aligning our compensation strategies with our evolving business strategy, good governance and effective risk management practices, and efforts to generate superior long-term returns for our shareholders. Our executive compensation strategy strongly aligns our Chief Executive Officer and other executives with long-term shareholder interests.
The following table summarizes the primary elements of our executive compensation for 2024:

Component	Purpose	Considerations
Base Salary	•Recognize performance of job responsibilities and attract and retain individuals with superior talent.	•Reflects the Compensation Committee's assessment of the executive's experience, skills and values to First Western, and competitive market conditions.
Performance Share Units ("PSUs" or "Financial Performance Units")	•Align compensation with our business strategy and long-term shareholder value.
•The number of PSUs granted was determined by the Compensation Committee after consideration of each executive's performance scorecard.
•The number of PSUs that may be earned is based on the level of achievement of goals established by the Compensation Committee for a three-year performance period, followed by a two-year continued service requirement.
•Value realized upon vesting varies based on stock price performance over the vesting period.

Restricted Stock Units ("RSUs" or "Time Vested Units")	•Provide a strong retention element and align executive and shareholder interests.
•The amount of RSUs granted is determined by the Compensation Committee after consideration of each executive's performance scorecard.
•The realized value of RSUs is based on stock price performance over the vesting period.

Short-Term Incentive Compensation ("Short-Term Incentive Plan")
•Motivate the Company's eligible senior executive officers to improve shareholder value by linking a portion of their cash compensation to the Company's financial performance, reward participants for superior individual performance, and help attract and retain key associates.

•A participant's incentive opportunity under the Short-Term Incentive Plan is based upon three factors: satisfaction of the established criteria for the fiscal year, the Company's financial performance over the fiscal year, and the participant's individual performance over the fiscal year.

Our executive compensation programs align our named executive officers’ pay with performance, by structuring our compensation packages with a substantial portion of their pay, including short-term incentives and long-term incentives, being at-risk and tied to financial performance and strategic business goals. The primary focus for our named executive compensation package is to foster sustained growth and maximize shareholder value. The below charts illustrate our named executive officers’ total direct compensation.

2024 Named Executive Officer Target Total Direct Compensation Pay Mix

Competitive Assessment of Compensation – Peer Companies and Market Data
Our compensation committee believes that it is important to be informed as to the current practices of comparable public companies with which we compete for top talent, as we aim to attract and retain the most highly qualified executive officers in an extremely competitive market. To this end, our compensation committee reviews market data for each executive officer’s position, compiled by Alvarez & Marsal as described below, including information relating to the mix and levels of compensation for executive officers in the banking industry, with a focus on target total direct compensation in line with our compensation committee’s holistic approach to executive compensation.
2024 Peer Group
The Executive Compensation Peer Group (“Peer Group”) is reviewed annually and updated as appropriate with the assistance of Alvarez & Marsal. The Peer Group consists of companies that the Compensation Committee believes are comparable in size, performance, and business model to the Company and with which we may compete for talent.
The Compensation Committee believes the market data obtained from the Peer Group is informative but does not base its compensation decisions solely on such data or set compensation to a targeted market percentile. Rather, the Compensation Committee takes into account all considerations, including but not limited to the market data of the Peer Group, the competitive market for talent, Company performance, relative positioning of the Company within the Peer Group, individual performance, and other factors in arriving at compensation decisions for each year.
The 2024 Peer Group consisted of the fifteen companies listed in the table below. The Compensation Committee considered this a reasonable balance and a good representation of companies that were of similar scope and complexity.

Alerus Financial Corporation	Blue Ridge Bankshares, Inc.	Capital Bancorp, Inc.
Coastal Financial Corporation	CapStar Financial Holdings, Inc.	First Business Financial Services, Inc.
Financial Institutions, Inc.	Greene County Bancorp, Inc.	First Foundation Inc.
Mid Penn Bancorp, Inc.	National Bank Holdings Corporation	Peapack-Gladstone Financial Corporation
Univest Financial Corporation	Washington Trust Bancorp, Inc.	West Bancorporation, Inc.

Key Influences in Compensation Decisions
Performance Metrics
The components of our executive compensation program are intended to align with the short-term and long-term goals of the Company. The overall long-term incentive target mix for NEOs consists of 50% time-based restricted stock unit awards (“RSU”) and 50% performance-based unit awards (“PSU”). The RSU and PSU awards vest over a five-year period.
PSUs are eligible to vest based on the Company’s average operating earnings per share (“EPS”) measured over a three-year performance period relative to pre-established target goals. The number of PSUs determined to be earned after the three-year performance period shall vest, if at all, following completion of a subsequent two-year service period. We believe this performance measure plus time measure is a good indicator of profitability and performance over time.
NEOs are also eligible to receive an annual cash bonus as a component of our executive compensation program based on individual goals and performance measurements. Annual short-term incentive awards are calculated based on fiscal year Company performance relative to pre-established target goals for Operating EPS, Operating Pre-Tax Pre-Provision Net Income (“PTPPNI”), Gross Revenues, Planning, Trust, and Investment Management ("PTIM") Fees, and individual performance relative to qualitative goals. We believe these performance measurements are good indicators of profitability and performance over the fiscal year.
Individual Contributions
Our Compensation Committee also considers roles and responsibilities of the CEO and each NEO and links most of the pay for senior executives to long-term business strategies and key priorities. Considerations for 2024 awards included the following items:

Scott C. Wylie, Chairman, Chief Executive Officer, and President of First Western Financial, Inc.
• Ongoing leadership and execution of our business strategies
• Led through turbulent economic and financial industry turmoil working with clients and associates to improve experiences
• Continued execution of the vision to create the best private bank for the Western wealth management client
• Consistency in delivering shareholder value, performance improvement in terms of short-term financial results and with respect to preserving and growing shareholder value
• Delivering leadership, management oversight, and growth in our Planning, Trust, and Investment Management business
• Continued execution of succession planning strategy, retaining top executives ready to lead for today and the future

Julie A. Courkamp, Director, Chief Operating Officer, and President of First Western Trust Bank
• Setting the highest standards of leadership and manager expectations to drive the Firm’s culture
• Execution and leadership relating to company-wide business strategy efforts and efficiency initiatives
• Contributions to the enhancement of technology, data reporting efforts and overall improved client experience
• Ongoing leadership and contributions to improved mortgage business strategy and profitability
• Key role in investment decision making and project management organization

Matt Cassell, Chief Banking Officer of First Western Trust Bank
• Contributions to reducing our loan-to-deposit ratio to more historical levels below 96 while improving our Net Interest Margin
• Contributions to the hiring of key leadership roles
• Successful collaboration with internal partners to ensure adequate support and speed to market
• Developed and trained on sales strategy and designed sales tools and tracking support
• Contributions on sales focus and organizational structure review to support sales success

2024 Say-on-Pay Vote, Shareholder Outreach and Compensation Changes Implemented
In addition to holding an annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

For the advisory vote on the compensation of our NEOs, our say-on-pay vote, at the annual meeting of stockholders held in June 2024, approximately 67% of the shares that were voted were cast in favor of our advisory vote on named executive officer compensation, excluding abstentions.
The Compensation Committee approved compensation for fiscal 2023 for the NEOs in March 2024, which was prior to the 2024 annual meeting of stockholders and say-on-pay vote in June 2024. In furtherance of the Compensation Committee’s ongoing effort to align executive pay and company performance, in addition to restricted stock unit awards, or RSUs, granted in 2024, the Compensation Committee granted performance stock units, or PSUs, to the named executive officers as part of the 2024 compensation program. The PSUs granted in May 2024 have a rigorous three-year average operating EPS target that the Compensation Committee believed at the time of grant was attainable with significant effort and success in execution but was not certain and would require significant value creation to be earned that would further align our named executive officers’ interests with those of our stockholders over the long term. Consistent with prior equity award grants, the RSU and PSU awards vest over a five-year period. See Elements of Compensation – Stock-Based Compensation Awards, below, for more details regarding the PSUs granted in May 2024. Based on the timing of the Compensation Committee’s decisions for fiscal 2024 executive compensation, the Compensation Committee was not able to incorporate the stockholder views on executive compensation expressed in the 2024 say-on-pay vote or the stockholder feedback we received in their decisions with respect to the 2023 compensation program for the named executive officers.
The 2024 say-on-pay vote outcome was taken seriously by our management, our Board, and our Compensation Committee. We significantly increased our efforts to obtain feedback from our stockholders in the fall and winter of 2024. Our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and the chair of our Compensation Committee attended all or certain of these stockholder outreach meetings. Our goal in soliciting feedback was to (1) better understand our stockholders' views on named executive officer compensation, (2) be responsive on our stockholders' views expressed in the 2024 say-on-pay vote, (3) expand and improve our disclosures, and (4) understand whether potential changes to our compensation programs and governance policies would address concerns expressed by our stockholders. Our stockholder outreach efforts included the following:
•direct outreach to our top stockholders who held over 59% of our outstanding stock;
•in-depth discussions with holders representing approximately 39% of our outstanding stock (the stockholders we did not engage with either did not respond to our outreach or indicated that they had no feedback or did not require further information from us); and
•review and consideration of the reports and analyses issued by the principal proxy advisory firms.
During our stockholder outreach, we received valuable feedback from stockholders on our disclosure on named executive officer compensation program, policies, and practices as well as our corporate governance programs and practices. While stockholders provided positive feedback regarding many aspects of our compensation programs, some stockholders indicated concerns including a desire for additional information on performance metrics.
Shareholder Feedback Received and Compensation Committee Response
In response to the results of our 2024 say-on-pay vote and our discussions with our stockholders, review and consideration of the reports and analyses issued by the principal proxy advisory firms, and the Compensation Committee’s efforts to continue to ensure alignment between executive pay and company performance, we modified our named executive officer compensation in 2025. Key feedback we received from our stockholders relating to our named executive officer compensation and the Compensation Committee’s responses, including related changes to our executive compensation programs in 2025, is described in the chart below.

Shareholder and Principal Proxy Advisory Firm Feedback Received	Compensation Committee Response
Annual incentive awards are largely discretionary
Annual incentive awards paid in 2023 – like the awards paid in prior years – were not, in fact, discretionary. Payouts were based on actual performance against Company and individual goals that were pre-determined by the Compensation Committee. In order to prevent further confusion and to increase transparency with respect to the 2024 annual incentive awards, we have provided additional detail outlining our incentive compensation plan, its performance goals, and the Compensation Committee’s process for determining payments under “NEO Incentive Plan” below.

Benchmarking targets not disclosed	We have incorporated disclosures pertaining to the benchmarking considerations in the Competitive Assessment of Compensation – Peer Companies and Market Data section above.
Peer Group not disclosed	We have provided the list of Peer Group companies in the Competitive Assessment of Compensation – Peer Companies and Market Data section above.
Enhance the disclosure of performance factors that influence compensation decisions	We have provided disclosures around quantitative and qualitative factors that influence compensation decisions in the Key Influences in Compensation Decisions section above.
Enhance disclosure and transparency surrounding performance stock units
We have provided disclosure on the historical performance of PSU awards, expected future performance of PSU awards, and the mix of RSU and PSU awards granted to NEOs in the Stock-Based Compensation Awards section below and in the 2024 Named Executive Officer Mix of Total Direct Compensation above.

Enhance disclosure and transparency surrounding short-term incentive metrics	We have provided clarity on short-term incentive metrics and weightings in the NEO Incentive Compensation Plan section below.
Enhance disclosure and transparency surrounding short-term incentive achievement	We have provided the short-term incentive target and achievement for each NEO in the NEO Incentive Compensation Plan section below.
Say on Pay Frequency recommended on an annual basis	At our 2024 Annual Meeting, our shareholders voted to hold a Say on Pay advisory vote on the compensation of First Western’s named executive on an annual basis.
Enhance disclosure and transparency regarding maximum and minimum payout thresholds relating to the short-term incentive achievement	We have provided additional disclosure and transparency in the NEO Incentive Compensation Plan section below.

Elements of Compensation
Base Salary
Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. Historically, we have established annual base salary rates for Mr. Wylie, Ms. Courkamp and Mr. Cassell, subject in each case to their employment agreements, at a level necessary to retain the individual’s services and we have reviewed base salaries on an annual basis at the end of each year. We have historically made adjustments to, or made no adjustment to, the base salary rates of the named executive officers upon consideration of any factors that our Board deems relevant, including but not limited to (i) any increase or decrease in the executive’s responsibilities, (ii) the executive’s job performance and (iii) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information and the experience of members of the Board and management.
2024 Annualized Base Salary Changes

Named Executive Officer	2023	2024	% Change
Scott C. Wylie	$575,000	$605,188	5%
Julie A. Courkamp	$350,000	$368,375	5%
Matthew C. Cassell	$295,188	$306,750	4%
NEO Incentive Compensation Plan
Our NEOs participate in the First Western Financial Inc. Named Executive Officers Incentive Compensation Plan also known as the First Western Financial, Inc. Incentive Plan for Senior Executive Officers (the “Short-Term Incentive Plan” or “STI”). The purpose of the Short-Term Incentive Plan is to motivate the Company’s eligible executive officers to improve shareholder value by linking a portion of their cash compensation to the Company’s financial performance, reward participants for superior individual performance, and help attract and retain key associates. A participant’s incentive opportunity under the Short-Term Incentive Plan is based upon three factors: satisfaction of pre-established goals for the fiscal year, the Company’s financial performance over the fiscal year, and the participant’s individual performance over the fiscal year. The 2024 individual payout opportunities (as a percent of base salary) for the NEOs were as follows:

NEO	Threshold	Target	Maximum
Chief Executive Officer	28%	55%	110%
Chief Operating Officer	20%	40%	80%
Chief Banking Officer	18%	35%	70%

For fiscal year 2024, the Short-Term Incentive Plan awards for the NEOs were based on fiscal year 2024 performance compared to Gross Revenue, Operating EPS, Operating PTPPNI, and Planning, Trust, and Investment Management ("PTIM") Fee targets. Although the total cash incentive for NEOs is capped at a maximum payout level, as depicted above, there is no guaranteed minimum, and payouts may be reduced to zero based on performance outcomes. While the Short-Term Incentive Plan follows objective payout formulas, awards also include qualitative measures to ensure individual performance is also taken into consideration. The Compensation Committee continues to review and adjust the metrics utilized in the Short-Term Incentive Plan to ensure continued appropriateness and alignment with the Company’s strategic goals and interests of shareholders. For 2024, metrics and weighting were as follows:

2024 STI Goals	Weighting
	Chief Executive Officer	Chief Operating Officer	Chief Banking Officer
Gross Revenues	25%	30%	30%
Operating EPS	15%	20%	40%
Operating PTPPNI	15%	20%	0%
Qualitative Factors	30%	30%	30%
PTIM Fees	15%	0%	0%
All STI awards are subject to clawback provisions that allow the Company to recoup incentive-based compensation paid to NEOs and other designated employees if the Company is required to restate its financial statements pursuant to terms within the Clawback Policy.
The following table sets forth the 2024 STI targets and achievement for each NEO:

Named Executive Officer	STI Target	STI Amount Achieved	Achievement %
Scott C. Wylie	$335,200	$368,300	110%
Julie A. Courkamp	$148,400	$161,200	109%
Matthew C. Cassell	$108,200	$66,900	62%
Stock-Based Compensation Awards
The Compensation Committee believes that equity awards provide a significant retention and incentive value, while further strengthening the alignment of interests between management and shareholders. As such, in 2024 the Compensation Committee granted a mix of RSU awards and PSU awards.

Named Executive Officer	# of Time-Based RSUs Granted – Five-Year Vesting	# of Performance-Based PSUs Granted (Target) – Five-Year Vesting
Scott C. Wylie	11,799	11,799
Julie A. Courkamp	6,637	6,637
Matthew C. Cassell	1,769	1,769
During fiscal year 2024, we did not grant stock option awards to our NEOs. Additionally, we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants.
2024 Time-Based Restricted Stock Unit Awards
Our pay-for-performance stock incentive strategy is balanced with the use of time-based restricted stock units to enhance holding power, retention and recruitment, while further aligning the interests of the executives and shareholders. The restricted stock units granted in 2024 were issued in recognition of 2023 performance, and vest in equal installments over a five-year service period so long as the recipient remains employed by the Company through the applicable vesting dates.

2024 Performance Stock Unit Awards
2024 performance stock units represent stock-settled incentive awards where payout can vary from 0% to 150% of the target number of shares granted. Performance stock units for which performance goals are met will vest over the three-year performance period, followed by a two-year continued service requirement. Performance stock units are conditioned upon pre-established average annual Operating EPS goals.
Performance Stock Unit Awards – Historical and Expected Performance
The table below provides the actual achievement results for PSU awards that have completed their performance period, and expected achievement results for PSU awards that have yet to complete their performance period based on internal Company forecasts.

Performance Period - Start	Performance Period - End	Vesting Date	Achievement %
1/1/2020	12/31/2022	12/31/2024	150%
1/1/2020(1)	12/31/2022	11/18/2023 & 11/18/2025	114%
1/1/2021	12/31/2023	12/31/2025	55%
1/1/2022	12/31/2024	12/31/2026	0%
1/1/2023	12/31/2025	12/31/2027	0%(2)
1/1/2024	12/31/2026	12/31/2028	100%(2)
(1)During the fourth quarter of 2020, the Compensation Committee authorized a special grant to a select group of senior executives commensurate with the earnings performance in 2020.
(2)Estimated achievement % as performance period has not ended.
In May of 2022, each of the NEOs were granted PSUs. The performance period for these PSUs concluded on December 31, 2024. These awards were subject to vesting based on the Company’s average Operating EPS measured over a three-year performance period relative to pre-established target goals, followed by a two-year continued service requirement. As shown in the table above, the performance goals were not achieved and no shares were eligible for vesting.
The table below sets forth the total number of PSUs with a performance period end date in 2024, that will not vest, as noted above, as they did not achieve the performance goals:

Name	Target PSUs Granted	Actual Number of PSUs Vested
Scott C. Wylie	10,935	0
Julie A. Courkamp	3,016	0
Matthew C. Cassell	540	0
401(k)
Our named executive officers may elect to participate in our 401(k) plan, which is designed to provide retirement benefits to all eligible associates. Our 401(k) plan provides our associates with the opportunity to save for retirement on a tax-deferred basis, and permits our associates to defer between 1% and 100% of their compensation to the 401(k) plan, subject to applicable statutory limits. We have the option to make discretionary matching contributions or any additional contributions in accordance with our policy. In 2024, Mr. Wylie, Ms. Courkamp and Mr. Cassell received matching contributions of $10,350 into each of their 401(k) accounts.
Health and Welfare Benefits
Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident and disability coverage, on the same terms and conditions generally available to our other associates.

Summary Compensation Table
The following table sets forth information regarding the compensation paid, awarded to, or earned by each of our named executive officers for the fiscal years indicated.

Name and Principal
Position	Year	Salary	Stock Awards(1)	Nonequity Incentive Plan Compensation	All Other Compensation(2)	Total
Scott C. Wylie	2024	$605,188	$399,986	$245,100	$12,190	$1,262,464
Chairman, Chief Executive Officer, and President of First Western Financial, Inc.	2023	575,000	399,989	322,600	10,990	1,308,579

Julie A. Courkamp	2024	368,375	224,994	108,000	11,990	713,359
Director, Chief Operating Officer, and President of First Western Trust Bank	2023	350,000	224,971	142,800	10,790	728,561

Matthew Cassell	2024	306,750	59,969	58,000	12,190	436,910
Chief Banking Officer	2023	295,188	74,979	75,000	10,910	456,077
(1)Amounts reflect aggregate grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 of (i) performance share unit awards with financial performance-based vesting conditions (“Financial Performance Units”) and (ii) restricted stock unit awards subject to time-based vesting (“Time Vesting Units”), all granted under the 2016 Plan. The discussion of the assumptions used for purposes of valuation of these equity grants appears in Note 11—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
Aggregate grant date fair values of Financial Performance Units granted in 2024 were: Mr. Wylie, $199,993, Ms. Courkamp, $112,497, and Mr. Cassell $29,985. These units have a maximum payout value of $299,990 for Mr. Wylie, $168,746 for Ms. Courkamp, and $44,977 for Mr. Cassell. Vesting requirements applicable to Financial Performance Units are further described in Note 11—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
Mr. Wylie, Ms. Courkamp, and Mr. Cassell were granted Time Vesting Units in 2024 with aggregate grant date fair values of $199,993, $112,497, and $29,985, respectively. Mr. Wylie, Ms. Courkamp, and Mr. Cassell's units were granted on May 01, 2024 and vest in equal installments of 20% on the first five anniversaries of the respective grant date.
(2)In 2024, Mr. Wylie received matching contributions of $10,350 to his 401(k) account, matching contributions of $1,000 to his health savings account, and reimbursement for his cell phone of $840. Ms. Courkamp received matching contributions of $10,350 to her 401(k) account, matching contributions of $800 to her health savings account, and reimbursement for her cell phone of $840. Mr. Cassell received matching contributions of $10,350 to his 401(k) account, matching contributions of $1,000 to his health savings account, and reimbursement for his cell phone of $840.
Employment Agreements
We have entered into employment agreements with Mr. Wylie, Ms. Courkamp, and Mr. Cassell. The following is a summary of the material terms of each such agreement.
Employment Agreement with Scott C. Wylie
Mr. Wylie is party to an employment agreement with the Company, which has been amended from time to time. The employment agreement has an evergreen provision and automatically renews for successive one-year terms unless either party provides written notice of its intent to not renew at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under Mr. Wylie’s employment agreement, he is entitled to an annual base salary of no less than $450,000 and is eligible to receive an annual incentive payment governed by the terms set forth in the Cash Incentive Plan at the discretion of the Compensation Committee. During 2024, Mr. Wylie’s base salary was $605,188. Mr. Wylie is also eligible to receive employee benefits, fringe benefits, and perquisites in accordance with our established policies, and to participate in stock-based or other long-term incentive compensation programs at the discretion of the Compensation Committee.

Employment Agreement with Julie A. Courkamp
Ms. Courkamp is party to an employment agreement with the Company, which has been amended from time to time. The employment agreement has an evergreen provision and automatically renews for successive one-year terms unless either party provides written notice of its intent not to renew at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Ms. Courkamp’s employment agreement provides that, she is entitled to an annual base salary of no less than $300,000, which shall be reviewed annually and increased as appropriate for market changes, and is eligible to receive an annual incentive payment governed by the terms set forth in the Cash Incentive Plan. During 2024, Ms. Courkamp’s base salary was $368,375. Ms. Courkamp is also eligible to receive employee benefits, fringe benefits, and perquisites in accordance with our established policies and to participate in stock-based or other long-term incentive compensation programs at the discretion of the Compensation Committee.
Employment Agreement with Matthew C. Cassell
On June 22, 2023, we entered into an employment agreement with Mr. Cassell. The employment agreement has an evergreen provision and automatically renews for successive one-year terms unless either party provides written notice of its intent not to renew at least 90 days prior to the renewal date (in which case the term will end on the first anniversary of the renewal date). Under Mr. Cassell’s employment agreement, he is entitled to an annual base salary of no less than $300,000, which shall be reviewed annually and increased as appropriate for market changes, and is eligible to receive an annual incentive payment governed by the terms set forth in the First Western Financial, Inc. Incentive Plan for Senior Executive Officers. During 2024, Mr. Cassell’s base salary was $306,750. Mr. Cassell is also eligible to receive employee benefits, fringe benefits, and perquisites in accordance with our established policies and to participate in stock-based or other long-term incentive compensation programs at the discretion of the Compensation Committee. If Mr. Cassell is terminated without “cause” or resigns for “good reason”, in each case within twenty-four months following a “change in control” of the Company, Mr. Cassell's cash severance will instead be a lump sum payment equal to two times Mr. Cassell's “base amount” and Mr. Cassell will be fully vested in all of his then-outstanding equity awards, with any performance vesting condition(s) deemed achieved at the “target” level.

April 2023 Amendments to Employment Agreements
On April 26, 2023, the Board approved amended and restated employment agreements with Mr. Wylie and Ms. Courkamp. The amended and restated employment agreements amend their existing employment agreements to (among other things) more closely align their cash- and equity-based severance compensation to current market practice based on the competitive market data compiled by Alvarez & Marsal. Pursuant to these amended and restated employment agreements, if the covered executive is terminated without “cause” or resigns for “good reason” (as each of those terms is defined in the applicable employment agreement), in each case before or more than twenty-four (24) months following a “change in control” of the Company, the covered executive is entitled to receive (a) salary continuation severance in the aggregate amount equal to one times in the case of Ms. Courkamp and two times in the case of Mr. Wylie his or her “base amount” (generally the sum of (i) the executive’s base salary at termination and (ii) the greater of the executive’s annual target bonus at termination or the executive’s average annual bonus for each of the three fiscal years ended immediately before his or her termination), (b) prorated vesting of the covered executive’s outstanding equity awards, with any performance vesting conditions determined based on performance as of the covered executive’s termination date and (c) payment of COBRA premiums for up to 18 months. If the covered executive is terminated without “cause” or resigns for “good reason”, in each case within twenty-four months following a “change in control” of the Company, the covered executive’s cash severance will instead be a lump sum payment equal to two times in the case of Ms. Courkamp and 2.99 times in the case of Mr. Wylie the executive’s “base amount” and the covered executive will be fully vested in all of his or her then-outstanding equity awards, with any performance vesting condition(s) deemed achieved at the “target” level. In the case of Mr. Wylie, his amended and restated employment agreement also increased the duration of his non-competition and non-solicitation restrictive covenants to two years following his termination.
Potential Payments upon a Termination of Employment or a Change in Control
The severance and other change in control benefits to which Mr. Wylie and Ms. Courkamp would be entitled upon a termination of employment and in connection with certain terminations of their employment or a change in control are described above in the section entitled “Employment Agreements - April 2023 Amendments to Employment Agreements”. The severance and other change in control benefits to which Mr. Cassell would be entitled upon a termination of employment and in connection with certain terminations of his employment or a change in control are described above in the section entitled “Employment Agreements - Employment Agreement with Matthew C. Cassell”.

Outstanding Equity Awards at Fiscal Year End
The following table provides information for each of our named executive officers regarding outstanding equity awards held by the named executive officers as of December 31, 2024:

	Option awards			Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Grant Date of Stock Awards	Number of time-based shares or units of stock that have not vested(1)	Market value of time-based shares of stock that have not vested(2)	Number of unearned performance-based shares or units of stock that have not vested (3)	Market value of unearned performance-based shares or units of stock that have not vested (2)
Scott C. Wylie	16,500	$25.00	12/23/2025
				5/1/2020	4,004	$78,278	30,024	$586,969
				11/18/2020	2,289	44,750	6,521	127,486
				5/3/2021	5,649	110,438	7,775	152,001
				5/2/2022	6,561	128,268	—	—
				5/1/2023	9,462	184,982	11,827	231,218
				5/1/2024	11,799	230,670	11,799	230,670

Julie A. Courkamp	3,000	25.00	12/23/2025
				5/1/2020	1,001	19,570	7,506	146,742
				11/18/2020	1,431	27,976	4,076	79,686
				5/3/2021	1,558	30,459	2,144	41,915
				5/2/2022	1,810	35,386	—	—
				11/2/2022	227	4,438	—	—
				5/1/2023	5,322	104,045	6,652	130,047
				5/1/2024	6,637	129,753	6,637	129,753

Matthew C. Cassell				8/3/2020	3,497	68,366	—	—
				5/2/2022	324	6,334	—	—
				5/1/2023	1,774	34,682	2,217	43,342
				5/1/2024	1,769	34,584	1,769	34,584
(1)Time Vesting Units vest, if at all, 20% on each grant date anniversary for five years. If the holder’s employment is terminated for cause or the holder resigns for other than good reason, unvested units are immediately forfeited. If employment is terminated for any reason other than cause, or if the holder resigns for good reason, the remaining unvested shares vest immediately. In the event of a change in control in which stock-based awards are not assumed, continued or substituted, the Board may elect to immediately vest the awards or cancel the awards and deliver in cash or securities an amount equal to the number of shares of stock covered by the award multiplied by the formula or fixed price per share paid to holders of shares of stock pursuant to the change in control.
(2)Market value calculated based on the closing price of our common stock on December 31, 2024, the last trading day of fiscal 2024.
(3)Financial Performance Units granted are earned pursuant to defined financial performance criteria covering the period ending the fiscal year end two years after the grant date. The number of shares presented assumes the target performance will be achieved. If the holder’s employment is terminated, all unvested Financial Performance Units will be immediately forfeited. In the event of a change in control during the holder’s continuous employment with the Company, the amount of Financial Performance Units earned shall be determined according to the current threshold amount detailed in Note 11—Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, based on a truncated performance period ending immediately prior to such change in control, and the number of Financial Performance Units earned shall immediately vest in full. If the change in control occurs following the performance determination date, the number of Financial Performance Units earned as of the performance determination date shall immediately vest in full.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our named executive officers and our financial performance.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial $100 Fixed Investment Based on Total Shareholder Return(3)	Net Income(4)
2024	$1,262,464	$945,928	$575,135	$527,028	$64.39	$8,473,000
2023	$1,308,579	$(696,252)	$641,775	$160,632	$65.32	$5,225,000
2022	$1,660,131	$833,177	$690,955	$481,819	$92.72	$21,698,000
(1)The dollar amounts reported in this column are the amounts of total compensation reported for the PEO and non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Please refer to “Executive Compensation—Summary Compensation Table” for further detail. For the fiscal year 2024, Scott C. Wylie was our PEO and Julie A. Courkamp and Matthew C. Cassell were our non-PEO NEOs. For the fiscal years 2023 and 2022, Scott C. Wylie was our PEO and Julie A. Courkamp and John E. Sawyer were our non-PEO NEOs. Mr. Sawyer resigned from the Company effective March 5, 2024.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by First Western Financial Inc’s NEOs. Equity awards held by the NEOs in each of fiscal years 2024, 2023, and 2022, include stock options, Time Vested Units, and Performance Based Units. The fair value of Performance Based Units as of the end of each applicable fiscal year was determined based on the maximum issuable shares at the then-current threshold amount, as described in the Shareholders’ Equity footnote in the accompanying notes to the consolidated financial statements included in the corresponding fiscal year's Annual Report on Form 10-K. These amounts reflect the Summary Compensation Table totals with certain adjustments, as follows:

	2024		2023		2022
	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs
Summary Compensation Table Total	$1,262,464	$575,135	$1,308,579	$641,775	$1,660,131	$690,955
Decrease for amounts reported under the Stock Awards column in the Summary Compensation Table	(399,986)	(142,482)	(399,989)	(174,985)	(724,991)	(172,839)
Addition of fair value at year-end of equity awards granted during the year that remain unvested as of year-end	461,341	164,337	234,529	102,600	307,820	74,288
Change in fair value from prior period year-end to vesting date of equity awards granted in prior years that vested during the year	(33,401)	(13,641)	(232,401)	(66,132)	85,587	7,042
Change in fair value at year-end of equity awards granted in prior years that remain unvested as of year-end	(105,008)	(15,439)	(1,606,970)	(342,626)	(495,370)	(117,627)
Change in fair value at year-end of equity awards granted in prior years that failed to meet their performance conditions or were not exercised and expired	(239,482)	(40,882)	—	—	—	—
Compensation Actually Paid	$945,928	$527,028	$(696,252)	$160,632	$833,177	$481,819
(3)Total Shareholder Return assumes $100 invested on December 31, 2021.
(4)Net Income is computed in accordance with U.S. generally accepted accounting principles.

Analysis of the Information Presented in the Pay Versus Performance Table
The following charts illustrate the relationship between the compensation actually paid to our named executive officers, calculated in accordance with Item 402(v) of Regulation S-K, and First Western's total shareholder returns on a cumulative basis, assuming an investment of $100 on December 31, 2021 and net income over the three most recently completed fiscal years:

Director Compensation
Decisions regarding our non-employee director compensation program are approved by our full Board of Directors based on recommendations from the Compensation Committee. In making its recommendations, the Compensation Committee considers the director compensation practices of peer companies and whether such recommendations align with the interests of our shareholders with respect to total compensation and each element thereof. Our compensation program for non-employee directors is designed to:
•appropriately compensate directors for the work required at a company of First Western’s size, growth, and dynamic and evolving business model;
•align directors’ interest with the long-term interests of First Western’s shareholders; and
•make meaningful adjustments every few years, rather than small annual adjustments.
The following table sets forth information regarding 2024 compensation for each of our non-employee directors:

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Julie A. Caponi	$47,900	$25,000	$72,900
David R. Duncan	35,100	25,000	60,100
Thomas A. Gart	36,600	25,000	61,600
Patrick H. Hamill	34,300	25,000	59,300
Luke A. Latimer	50,400	25,000	75,400
Scott C. Mitchell	33,300	25,000	58,300
Ellen S. Robinson	29,200	12,500	41,700
Mark L. Smith	42,100	25,000	67,100
Joseph C. Zimlich	35,200	25,000	60,200
(1)Amounts reflect aggregate grant date fair value determined in accordance with ASC Topic 718 of restricted stock unit awards subject to time-based vesting granted under the 2016 Plan. The discussion of the assumptions used for purposes of valuation of these equity grants appears in Note 11 —Shareholders’ Equity in the accompanying notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)As of December 31, 2024, the number of vested and unvested stock awards and option awards held by each non-employee director directly or indirectly was as follows:

Name	Stock Awards (#)	Option Awards (#)
Julie A. Caponi	21,397	—
David R. Duncan	59,178	6,663
Thomas A. Gart	96,228	4,663
Patrick H. Hamill	163,055	7,147
Luke A. Latimer	55,322	3,796
Scott C. Mitchell	7,401	—
Ellen S. Robinson	733	—
Mark L. Smith	51,401	6,279
Joseph C. Zimlich	238,648	5,713

Each of the directors serve on both the Company and the Bank Boards and Board committees. In addition to the five meetings for the Company during 2024, there were eight Bank Board meetings; the compensation reflected above is inclusive of the Bank meetings. Non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings and other designated Company events.
Non-employee director fees for 2024 included a cash amount per committee and Board meeting, annual cash retainers, and an annual stock-based retainer. Stock-based compensation was issued in the form of restricted stock units subject to time-based vesting which vest, if at all, in equal installments of 20% on the anniversary of the grant date, assuming continuous service through the scheduled vesting dates. Non-employee Bank director fees for 2024 were based upon meeting attendance. No additional compensation was paid to our directors for service as a director on the Bank’s Board. The following table sets forth information on a per meeting basis.

Description	Amount(1)
Annual board retainer per director(2)	$45,000
Per board meeting attended	800
Annual audit committee chairperson retainer	8,000
Annual compensation committee chairperson retainer	5,000
Annual governance committee chairperson retainer	5,000
Annual audit committee and trust member retainers	5,000
Annual compensation and governance committee member retainers	4,000
Per meeting audit committee and trust chairpersons	800
Per meeting compensation and governance committee chairpersons	700
Per committee meeting attended	500
(1)All amounts are payable in cash unless otherwise noted.
(2)$25,000 payable in the form of restricted stock units and $20,000 payable in cash.
Members of our Board of Directors that are also associates of the Company or the Bank do not receive compensation for services provided as a director or for their attendance at Board meetings. Annual Board compensation is recommended by the Compensation Committee and approved by the Board of Directors of the Company. Directors are also entitled to the protection provided by the indemnification provisions in our amended and restated articles of incorporation and amended and restated bylaws, and, to the extent that they are also directors of the Bank, the articles of incorporation, as amended, and bylaws, as amended, of the Bank.
Director Stock Ownership Policy
To align the interests of our directors and shareholders, our Board of Directors believes that directors should hold a significant financial stake in First Western. Consequently, our Corporate Governance Guidelines require that non-employee directors own First Western common stock with a value of $250,000 (approximately equal in value to a minimum of five times their base annual retainer) within five years of joining the Board. After the five-year period, directors who have not met their minimum stock ownership requirement may be limited to selling up to 50% of net shares received upon stock option exercises and any PSU and RSU vesting until they achieve their required ownership level.
Compensation Policies and Practices and Risk Management
We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024:

	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options or vesting of outstanding restricted stock grants		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareholders	454,808	(1)	$25.30	468,753	(2)
(1)Includes (i) 79,761 shares of common stock reserved for issuance pursuant to outstanding stock options under the 2008 Plan and (ii) 375,047 shares of common stock reserved for issuance pursuant to restricted stock unit awards under the plan.
(2)Pursuant to the terms of the 2008 Plan and the 2016 Plan, any shares of Common Stock subject to outstanding awards originally granted under the 2008 Plan or the 2016 Plan that are canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the shares to the participant, will become available for future issuance pursuant to the 2025 Plan (or the 2016 Plan if the 2025 Plan is not approved by our shareholders).

First Western Financial, Inc. 2008 Stock Incentive Plan
On March 31, 2008, our Board of Directors adopted the First Western Financial, Inc. 2008 Stock Incentive Plan (referred to as the ‘‘2008 Plan’’). The 2008 Plan was adopted with the intent to enhance the Company’s ability to attract and retain highly qualified officers, directors, key associates and other persons, and to motivate such persons to serve the Company with maximum effort to improve its business results and earnings by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the Company’s operations and future success. To this end, the 2008 Plan provided for the grant of stock options and restricted stock. The 2008 Plan was frozen in connection with the adoption of the Omnibus Incentive Plan and no new awards may be granted under the 2008 Plan. As of December 31, 2024, there were options outstanding to acquire 79,761 shares of our common stock under the 2008 Plan.
First Western Financial, Inc. 2016 Omnibus Incentive Plan (‘‘the 2016 Plan’’)
The First Western Financial, Inc. 2016 Omnibus Incentive Plan (the "2016 Plan") is designed to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key associates and other individuals, and highly qualified officers and directors, by offering a competitive compensation program that is linked to the performance of our common stock. The plan is also intended to further align the interests of our directors and management with the interests of our shareholders through increasing the ownership interests of directors and officers in the Company. Each employee, director, consultant or other personal service provider of the Company or any of its subsidiaries is eligible to receive awards under the plan, except that non-employees that are not directors may not be granted incentive stock options.
There were a total of 618,753 shares of common stock available for issuance under the 2016 Plan as of December 31, 2024. Shares of our common stock covered by options outstanding under the 2008 Plan that are forfeited or expire will be transferred to the 2016 Plan and increase the number of shares available for issuance under the 2016 Plan. As of December 31, 2024, there were 79,761 options outstanding under the 2008 Plan, all of which could be transferred to the plan if such options are forfeited or expire unexercised. Any shares of our common stock delivered under the 2016 Plan will consist of authorized but unissued shares or treasury shares.
To the extent that an award granted under the 2016 Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the shares to the participant, the shares retained by or returned to us will not be deemed to have been delivered under the 2016 Plan, and will be available for future awards under the 2016 Plan. Shares that are withheld from an award in payment of the exercise or purchase price or taxes relating to such award, or not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right also will not be deemed to have been delivered under the 2016 Plan, and will be available for future awards under the 2016 Plan.
The 2016 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, cash performance awards and stock awards.
The 2016 Plan was adopted by our Board on December 7, 2016 as the “First Western Financial, Inc. 2016 Omnibus Incentive Plan”, and approved by our shareholders on April 19, 2017. In connection with our initial public offering, our Board amended and restated the 2016 Plan to conform the plan to certain tax law changes made by the Tax Cuts and Jobs Act of 2017 and to make certain other conforming and administrative changes. On April 26, 2023, the Board approved an amendment and restatement of the 2016 Plan to provide for continued vesting of awards held by a “retirement eligible employee” following his or her “retirement”. “Retirement” is defined as a retirement eligible employee’s voluntary resignation if certain conditions are met, including: (a) the retirement eligible employee has provided at least one year advanced written notice of resignation to the Company; (b) the retirement eligible employee enters into a non-compete agreement or a non-solicitation agreement if the retirement eligible employee is not subject to a non-compete agreement or a non-solicitation agreement, as applicable, at the time of retirement; and (c) the retirement eligible employee delivering and not revoking general release and waiver on a form approved by the Company. A “retirement eligible employee” is generally defined as an employee who has attained age 65 and completed 10 years of employment with the Company and our subsidiaries.

The Board of Directors has proposed an amendment and restatement of the 2016 Plan. Details on the proposed amendments can be found within the section within titled "Proposal 4. Approval of First Western Financial, Inc. Omnibus Incentive Plan, As Amended and Restated April 23, 2025".

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or us in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Our loans and deposits with these parties have been made and accepted in compliance with applicable regulations and our written policies. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.
We lease office spaces from entities controlled by Mr. Gart, one of our directors. During the years ended December 31, 2024 and 2023, we paid $622,000 and $561,000, respectively, related to rent, common area maintenance, parking, and other lease-related expenses.
The Company employs Brian Weldon as a Market President of the Bank. Mr. Weldon is the son-in-law of Scott C. Wylie, our Chairman, Chief Executive Officer and President. In 2024 and 2023, Mr. Weldon’s total compensation was $274,099 and $239,847 respectively, which consisted of salary, bonus, 401(k) match, and benefits.
During 2024, the Company paid $253,633 to Madison Taylor Marketing, LLC (“MTM”), a company owned by Aimee Meester to provide marketing services. On August 8, 2024, the Company hired Ms. Meester as the Company’s Chief Marketing Officer. Prior to being hired by the Company, Ms. Meester sold to the assets of MTM to Madison Taylor Media, LLC. During 2024, the Company paid $151,985 to Madison Taylor Media, LLC. Ms. Meester’s spouse served as the Chief Operating Officer of Madison Taylor Media during 2024.
Transactions by us with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders).
In addition, our Board of Directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and Nasdaq rules concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $100,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors, executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to a committee of the Board for approval. The committee of the Board shall review the related person transaction in accordance with the criteria set forth in policy, taking into account all of the relevant facts and circumstances available to the committee of the Board. Based on the conclusions reached, the committee of the Board shall evaluate all options, including, without limitation, approval, ratification, amendment or termination of the related person transaction or, with respect to any related person transaction that is no longer pending or ongoing, rescission and/or disciplinary action. Approval of such transactions shall be given only if it is determined by the committee of the Board that such transaction is in, or not inconsistent with, the best interests of the Company and our shareholders.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 11, 2025, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.
Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. Unless otherwise noted, the address for each Director and Named Executive Officer listed on the table below is: c/o First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (16)
5% Stockholders
The Banc Funds Company, L.L.C.(1) 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	758,386	7.8%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	534,458	5.5

Named Executive Officers and Directors
Julie A. Caponi(3)	18,760	*
Matthew Cassell(4)	8,815	*
Julie A. Courkamp(5)	39,467	*
David R. Duncan(6)	60,337	*
Thomas A. Gart(7)	96,821	1.0
Patrick H. Hamill(8)	164,698	1.7
Luke A. Latimer(9)	56,481	*
Scott C. Mitchell(10)	4,764	*
Ellen S. Robinson(11)	146	*
Mark L. Smith(12)	53,610	*
Scott C. Wylie(13)	759,013	7.8
Joseph C. Zimlich(14)	240,291	2.5
All directors & executive officers, as a group (16 persons)(15)	1,507,290	15.5
*    Represents beneficial ownership of less than 1%.
(1)Based on a Schedule 13G/A filed by The Banc Funds Company, L.L.C. with the SEC on February 9, 2024, which reported that it is the beneficial owner of 758,386 shares and that it has sole voting power with respect to 758,386 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 758,386 of such shares and shared disposition power with respect to none of such shares.
(2)Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2024, which reported that it is the beneficial owner of 534,458 shares and that it has sole voting power with respect to 525,647 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 534,458 of such shares and shared disposition power with respect to none of such shares.
(3)Consists of (i) 17,720 shares of common stock jointly held by Ms. Caponi and her spouse and (ii) 1,040 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(4)Consists of (i) 7,911 shares of common stock held by Mr. Cassell and (ii) 904 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.

(5)Consists of (i) 31,351 shares of common stock held by Ms. Courkamp, (ii) 3,000 shares of common stock issuable upon the exercise of stock options within 60 days of April 11, 2025, and (iii) 5,116 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(6)Consists of (i) 38,801 shares of common stock held by Mr. Duncan, (ii) 16,700 shares of common stock held by Sara C. Duncan Marital Trust and Sara C. Duncan Revocable Trust of which Mr. Duncan serves as the trustee, (iii) 3,796 shares of common stock issuable upon the exercise of stock options within 60 days of April 11, 2025, and (iv) 1,040 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(7)Consists of (i) 19,642 shares of common stock held by Mr. Gart, (ii) 72,909 shares of common stock held by Gart Investments of which Mr. Gart serves as the Managing Partner, (iii) 3,230 shares of common stock issuable upon the exercise of stock options within 60 days of April 11, 2025, and (iv) 1,040 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(8)Consists of (i) 159,378 shares of common stock held by Mr. Hamill, (ii) 4,280 shares of common stock issuable upon the exercise of stock options within 60 days of April 11, 2025, and (iii) 1,040 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(9)Consists of (i) 51,645 shares of common stock held by Mr. Latimer, (ii) 3,796 shares of common stock issuable upon the exercise of stock options within 60 days of April 11, 2025, and (iii) 1,040 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(10)Consists of (i) 4,125 shares of common stock held by Mr. Mitchell and (ii) 639 shares of common stock held by Mr. Mitchell issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(11)Consists of (i) 146 shares of common stock held by Ms. Robinson issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(12)Consists of (i) 47,724 shares of common stock held by Mr. Smith, (ii) 4,846 shares of common stock issuable upon the exercise of stock options within 60 days of April 11, 2025, and (iii) 1,040 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(13)Consists of (i) 712,833 shares of common stock held by Mr. Wylie, (ii) 13,941 shares of common stock held by Mr. Wylie’s individual retirement account, (iii) 2,000 shares held by the Wylie Family Foundation of which Mr. Wylie serves as President and Trustee, (iv) 16,500 shares of common stock issuable upon the exercise of stock options within 60 days of April 11, 2025, and (v) 13,739 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025. Mr. Wylie has pledged 602,899 shares as collateral to secure outstanding debt obligations.
(14)Consists of (i) 19,638 shares of common stock held by Mr. Zimlich, (ii) 16,590 shares of common stock jointly held by Mr. Zimlich and his spouse, (iii) 90,146 shares of common stock held by Bohemian Investments, LLC of which Mr. Zimlich serves as the sole Managing Member, (iv) 108,597 shares of common stock held by BOCO Investments, LLC of which Mr. Zimlich serves as the President of the Managing Member, (v) 4,280 shares of common stock issuable upon the exercise of stock options within 60 days of April 11, 2025, and (vi) 1,040 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(15)Consists of (i) 1,434,471 shares of common stock directly and beneficially owned by our directors, executive officers, and other reportable insiders, (ii) 43,728 shares of common stock issuable upon the exercise of stock options within 60 days of April 11, 2025, and (iii) 29,091 shares of common stock issuable upon the settlement of restricted stock within 60 days of April 11, 2025.
(16)Percentages are based on 9,667,142 shares of common stock issued and outstanding as of April 11, 2025. For purposes of computing the percentage of outstanding common stock held by any individual listed in this table, any common stock that such person has the right to acquire pursuant to the exercise of a stock option and shares of common stock issuable upon the settlement of restricted stock that are exercisable or will vest within 60 days of April 11, 2025, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than 10 percent of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock, with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.
Based solely on a review of Section 16(a) reports furnished to us and on written representations from reporting persons, the Company has determined that there are no delinquent reports to disclose during the fiscal year ended December 31, 2024.
AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for preparing the Company’s financial statements and the reporting process, including developing, maintaining and evaluating the Company’s internal control over financial reporting in accordance with generally accepted accounting principles, or GAAP. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Crowe LLP their audit of the Company’s 2024 financial statements, including the Company’s internal control over financial reporting. During 2024, the Audit Committee met with Crowe LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee discussed with Crowe LLP the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board, or PCAOB, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with Crowe LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from Crowe LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors’ independence and concluded that the auditor’s independence had been maintained.
Based on its review and discussions noted above, the Audit Committee recommended to the Company’s Board that the audited financial statements be included in the annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2024.
The Audit Committee of the Board of Directors
Julie A. Caponi (Chairman)
Luke A. Latimer
Ellen S. Robinson
Independent Auditor
The Audit Committee has recommended Crowe LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2025 fiscal year. Crowe LLP served as our independent auditors for the 2024 fiscal year and reported on the Company’s consolidated financial statements for that year.
Audit Committee Pre-Approval
The Audit Committee’s charter establishes a policy and related procedures regarding the Audit Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors (which approval is made after receiving input from the Company’s management, if desired). The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such pre-approval decision is presented to the full Audit Committee at or before its next scheduled meeting. In addition, the Audit Committee has the authority to review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein.

Fees Billed by Independent Registered Public Accounting Firm
The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Crowe LLP for 2024 and 2023 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence, and concluded that such fees did not impair Crowe LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Crowe LLP before the services are performed, including all of the services described under “Audit Fees” and “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below. The Audit Committee has pre-approved all of the services provided by Crowe LLP in accordance with the policies and procedures described in the section titled “—Audit Committee Pre-Approval.”

	For the Year Ended December 31,
	2024	2023
Audit Fees(1)	$683,816	$932,800
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	21,000
All Other Fees	—	—
Total Fees	$683,816	$953,800
(1)Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K, the audit of internal control over financial reporting, and a review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements for those years.
(2)Audit-related fees includes issuance of consent letters for relevant SEC filings and other services not required by stature or regulation.
(3)Tax fees consist of the aggregate fees billed for tax consulting and tax preparation services.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2026 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than January 6, 2026(1). Any such proposal must comply with the requirements of Rule 14a-8.
In addition, our amended and restated bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of any business to be considered at our 2026 annual meeting of shareholders, no earlier than February 4, 2026, and no later than March 6, 2026. Additionally, for nominations of persons for election to the Board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below, not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than February 4, 2026, and no later than March 6, 2026.
All notices to us must also provide certain information set forth in the Company’s amended and restated bylaws. A copy of the Company’s amended and restated bylaws may be obtained upon written request to the Secretary of the Company.
Shareholder proposals and nominations should be submitted to the Secretary of the Company at First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attention: Corporate Secretary.
(1)This date is 120 days prior to the anniversary of the mail date of the proxy materials, which is 120 days before May 6, 2026.

OTHER MATTERS
The Board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.
You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,
Scott C. Wylie

Scott C. Wylie Chairman, Chief Executive Officer, and President of First Western Financial, Inc.

Denver, Colorado
April 25, 2025

APPENDIX A

FIRST WESTERN FINANCIAL, INC. OMNIBUS INCENTIVE PLAN
(As Amended and Restated Effective April 23, 2025)

1. Background & Purpose.

1.1    This First Western Financial, Inc. Omnibus Incentive Plan, as amended and restated effective April 23, 2025 (the “Plan”), is adopted by the Board of Directors (the “Board”) of First Western Financial, Inc., a Colorado corporation (the “Company”, which term will include any successor thereto). The Plan is a continuation of, and amends and restates in its entirety, that certain First Western Financial, Inc. 2016 Omnibus Incentive Plan, as amended, originally adopted by the Company as of November 18, 2016 (the “Original Effective Date”). The Plan is effective as of April 23, 2025 (the “Effective Date”), subject to the approval of the Company’s shareholders.

1.2    The purpose of the Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term cash and equity incentive compensation opportunities tied to the performance of the Company and/or its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award, or Stock Award granted under the Plan.
“Award Agreement” means a notice or an agreement (whether written or electronic) entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 16.2 hereof.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based on or conditioned upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.
“Cause” shall have the meaning set forth in Section 13.2 hereof.
“Change in Control” shall have the meaning set forth in Section 12.3 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or (iii) as provided in Section 3.1 hereof, the full Board.
“Common Stock” means the Company’s common stock, par value $0.001 per share, as the same may be reclassified, exchanged or recapitalized.

“Company” shall have the meaning set forth in Section 1.1 hereof.
“Date of Grant” means the date on which an Award under the Plan is granted or approved for grant by the Committee or such later date as the Committee may specify to be the effective date of an Award.
“Disability” shall have the meaning set forth below, except with respect to any Participant who has an effective employment agreement or service agreement with the Company or one of its Subsidiaries that defines “Disability” or a like term, in which event the definition of “Disability” as set forth in such agreement shall be deemed to be the definition of “Disability” herein solely for such Participant and only for so long as such agreement remains effective. In all other events, the term “Disability” shall mean Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company and its Subsidiaries for a period of ninety (90) consecutive days or for a total of one hundred eighty (180) days during any twelve (12)-month period as a result of any mental or physical illness, disability or incapacity even with reasonable accommodations for such illness, disability or incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable and which condition is expected to last for a continuous period of not less than twelve (12) months, all as determined by the Committee in its reasonable good faith judgment. Participant shall cooperate in all respects with the Company if a question arises as to whether he has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company and authorizing such medical doctors and other health care specialists to discuss Participant’s condition with the Company). Notwithstanding anything to the contrary contained herein, and solely for purposes of any Incentive Stock Option, “Disability” shall mean a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).
“Effective Date” shall have the meaning set forth in Section 1.1 hereof.
“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.
“Fair Market Value” means, as of any given date, the value of a share of Common Stock determined as follows:
(a)    For purposes of any Awards granted on the date of a Public Offering, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the Public Offering.
(b)    For purposes of any Awards granted on any other date, the Fair Market Value will be the closing price as reported on NASDAQ or any other principal exchange on which the Common Stock is then listed on such date, or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board or the Committee in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.
The determination of fair market value for purposes of tax withholding may be made in the Committee’s discretion subject to applicable laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships of the Grantee or a trust or foundation for the exclusive benefit of any one or more of these persons.

“Grant” means an Award under the Plan.
“Grantee” means a person who receives or holds a Grant under the Plan.
“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“NASDAQ” means The NASDAQ Global Market.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.
“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
“Performance Criteria” shall have the meaning set forth in Section 10.3 hereof.
“Performance Goals” shall have the meaning set forth in Section 10.4 hereof.
“Performance Stock Unit” means a Restricted Stock Unit denominated as a Performance Stock Unit under Section 9.2 hereof, to be paid or distributed based on or conditioned upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Plan” shall have the meaning set forth in Section 1.1 hereof.
“Public Offering” means the sale of shares of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act in connection with an underwritten offering.
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
“Retirement” means, with respect to a Retirement Eligible Employee, such Retirement Eligible Employee’s termination of employment with the Company and its Subsidiaries due to the Retirement Eligible Individual’s voluntary resignation, where all of the following conditions are met: (a) the Retirement Eligible Employee has provided at least one (1) year advanced written notice of resignation to the Company; (b) the Retirement Eligible Employee terminates his or her employment on the date of resignation specified in such written notice of resignation (or such other date as may be mutually agreed in writing by the Company and the Retirement Eligible Employee following the Company’s receipt of the written notice of resignation); (c) if the Retirement Eligible Employee is not subject to a non-solicitation agreement as of the date of his or her termination, the Retirement Eligible Employee has executed and delivered to the Company a non-solicitation agreement on a form approved by the Company in its sole discretion; (d) if the Retirement Eligible Employee is not subject to a non-competition agreement as of the date of his or her termination, the Retirement Eligible Employee has entered into a non-competition agreement on a form approved by the Company in its sole discretion; and (e) the Retirement Eligible Employee executes and delivers, and does not revoke, a general release and waiver on a form approved by the Company in its sole discretion, and such general release and waiver becomes binding and irrevocable not later than sixty (60) days following the Retirement Eligible Employee’s resignation from the Company and its Subsidiaries.
“Retirement Eligible Employee” means an employee who has attained age 65 and completed 10 years of employment with Company and its Subsidiaries. For avoidance of doubt, an employee’s prior service with an entity that is acquired (or the assets of which are acquired) by the Company or a Subsidiary shall not count towards an employee’s service with the Company and its Subsidiaries for this purpose.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.
“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.
“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
3. Administration.
3.1    Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by NASDAQ or any other principal exchange on which the Common Stock is then listed, or (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder. The Board shall have the authority to execute the powers of the Committee under the Plan.
3.2    Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan and to grant Awards, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan; (viii) to decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan; (ix)

subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise), and (xi) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3    Delegation of Authority. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company, the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to any applicable laws. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act (as determined in accordance with applicable guidance as of the applicable date of determination). The Committee shall also be permitted to delegate to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
4. Shares Subject to the Plan.
4.1    Number of Shares Reserved. Subject to adjustment as provided in Section 4.4 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 350,000 plus any shares remaining available for grant under the First Western Financial, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) as of the Original Effective Date (collectively, the “Share Reserve”). Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
4.2    Share Replenishment. For purposes of this Section 4, the number of shares available for grant under the Plan shall be reduced by (or added back as) one (1) share for each share subject to an Award.
(a) Shares underlying Awards that are forfeited (including any shares subject to an Award that are repurchased by the Company due to failure to meet any applicable condition), cancelled, terminated or expire unexercised or are otherwise settled without delivery to the Participant of the full number of shares to which the Award related or that are otherwise settled in cash shall be available for grant pursuant to future Awards under the Plan.
(b) Any shares tendered or withheld to satisfy withholding tax obligations with respect to Restricted Stock Units, Restricted Stock, or Other Stock-Based Awards that constitute full-value Awards (or Awards other than Options or Stock Appreciation Rights) shall not be available for grant pursuant to future awards.
(c) Any shares withheld or tendered to pay the Option Price of a Stock Option or other purchase price of an Award, or withholding tax obligations with respect to a Stock Option or Stock Appreciation Award, the payment amount of which is based on the appreciation of the underlying shares between the grant date and the exercise date and not based on the full value of the shares on the exercise date shall not be available for grant pursuant to future Awards.
(d) Any shares that become available for issuance pursuant to Section 4 of the 2008 Plan as a result of the forfeiture, cancellation or termination for no consideration of an award under the 2008 Plan will (i) not be available for future awards under the 2008 Plan, (ii) be available for future Awards under this Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company, subject to a maximum of 1,500,000 shares.

4.3    Awards Granted to Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Stock Awards granted to any Non-Employee Director during any calendar year shall be limited to 100,000 shares of Common Stock for all such Award types in the aggregate (subject to adjustment as provided in Section 4.4 hereof). If an Award is settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.3 but shall count against the annual Cash Performance Award limit set forth in Section 10.7.
4.4    Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1 and 4.3 hereof (including the maximum number of shares of Common Stock that may become payable to a Non-Employee Director provided in Sections 4.3 hereof), (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.
5. Eligibility and Awards.
5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan, and to grant any such Awards. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.
5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.
5.3 Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreement as described in Section 16.2 hereof.
5.4    Limitations on Awards.
(a) Except as otherwise provided in Section 5.4(b) or Section 12, no Award granted hereunder shall vest and become exercisable prior to the one (1) year anniversary of the date of grant (or, if applicable, the date the Grantee begins his or her employment or service with the Company, Affiliate, or Subsidiary). Notwithstanding the foregoing sentence and subject to Section 5.4(c), the Committee in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting of an Award. For purposes of an Award granted to a Non-Employee Director, the vesting period shall be deemed to be one (1) year if the Award is granted to a Non-Employee Director in connection with his or her election or reelection to the Board at an annual meeting of shareholders and the Award vests on the first day of the month in which the next annual meeting of the Company’s shareholders is held, so long as the period between such meetings is not less than 50 weeks.
(b) Awards that result in issuing up to 5% of the maximum aggregate number of shares authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more Eligible Person without respect to any minimum vesting provisions included in the Plan. For purposes of the immediately preceding sentence, all Awards that become vested prior to the one (1) year anniversary of the date of grant (or, if applicable, the date the Grantee begins his or her employment or service with the Company, Affiliate, or Subsidiary) are subject to the 5% Limit other than Awards that become vested upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of employment or service due to death, Disability or Retirement. Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the vesting of Awards such that the Plan minimum vesting requirements still must be met, without such vesting acceleration counting toward the 5% Limit. The 5% Limit shall be considered as one aggregate limit applying to the granting of Awards to Eligible Persons without respect to Plan minimum vesting requirements and to the discretionary vesting acceleration of Awards.
6. Stock Options.
6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.
6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may, in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.
6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.
6.4 Term of Stock Options. The Committee shall, in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. Subject to Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised.
6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee or (ii) to the extent permitted by the Committee in its sole discretion and set forth in the Award Agreement or otherwise (including by a policy or resolution of the Committee), (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.
6.6 Limited Transferability of Nonqualified Stock Options. All Nonqualified Stock Options shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. The Nonqualified Stock Options and the rights and privileges conferred thereby shall be nontransferable except as otherwise provided in Section 16.3 hereof.

6.7 Additional Rules for Incentive Stock Options.
(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation § 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.
(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking such incentive stock options into account in the order in which they were granted.
(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.
(d) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of employment of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of employment of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(e) Other Terms and Conditions; Nontransferability. No Incentive Stock Options granted under the Plan may be granted more than ten (10) years following the date that the Plan is adopted or the date that the Plan is approved by the Company’s stockholders, whichever is earlier. The Award Agreement representing any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
6.8 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or any other principal exchange on which the Common Stock is then listed.
6.9 Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, dividends shall not be paid with respect to Stock Options. Dividend equivalent rights shall be granted with respect to the shares of Common Stock subject to Stock Options to the extent permitted by the Committee or set forth in the Award Agreement. Any such dividend equivalent rights will be paid at the time(s) the Stock Options become vested and exercisable with respect to the underlying shares with respect to which the dividend equivalent rights relate. In no event will dividends or dividend equivalent rights be paid on unvested Stock Options.

7. Stock Appreciation Rights.
7.1    Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 16.3 hereof.
7.2    Stand-Alone and Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option, or may be granted in tandem with a Stock Option, either on the Date of Grant or at any time thereafter during the term of the Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.
7.3    Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.
7.4    Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or any other principal exchange on which the Common Stock is then listed.
7.5    Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, dividends shall not be paid with respect to Stock Appreciation Rights. Dividend equivalent rights shall be granted with respect to the shares of Common Stock subject to Stock Appreciation Rights to the extent permitted by the Committee or set forth in the Award Agreement. Any such dividend equivalent rights will be paid at the time(s) the Stock Appreciation Rights become vested and exercisable with respect to the underlying shares with respect to which the dividend equivalent rights relate. In no event will dividends or dividend equivalent rights be paid on unvested Stock Appreciation Rights.
8. Restricted Stock Awards.
8.1    Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.
8.2    Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s), or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company.
8.3    Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 16.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.
8.4    Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless otherwise provided in the applicable Award Agreement or the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally, at the times of vesting or other payment of the Restricted Stock Award or otherwise. In no event will dividends or dividend equivalent rights be paid on unvested Restricted Stock Awards.
8.5    Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
9. Restricted Stock Units.
9.1    Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. In addition, a Restricted Stock Unit may be designated as a “Performance Stock Unit”, the vesting requirements of which may be based, in whole or in part, on the attainment of pre-established business and/or individual Performance Goal(s) over a specified performance period as approved by the Committee in its discretion. Restricted Stock Units shall be non-transferable, except as provided in Section 16.3 hereof.
9.2    Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on such other terms and conditions as approved by the Committee (including Performance Goal(s)) in its discretion. If the vesting requirements of a Restricted Stock Units Award are not satisfied, the Award shall be forfeited.
9.3    Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock.
9.4    Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, Restricted Stock Units may or may not, in the discretion of the Committee, be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion. Dividend equivalent rights will be paid at the times of vesting or payment of the Restricted Stock Unit. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units. In no event will dividends or dividend equivalent rights be paid on unvested Restricted Stock Units.
9.5    No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.
10. Cash Performance Awards and Performance Criteria.
10.1    Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. Payment amounts may be based on specified levels of attainment with respect to the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or a Subsidiary during the respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement. With respect to Cash Performance Awards and other Awards the vesting and/or payout of which are tied to one or more Performance Goals, the Committee will determine the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment and/or vesting upon achievement of the Performance Goals. Cash Performance Awards shall be non-transferable, except as provided in Section 16.3 hereof.
10.2    Award Agreements. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement.
10.3    Performance Criteria. For purposes of Cash Performance Awards, Performance Stock Units and other Awards, the Performance Criteria shall be one or any combination of any performance measure selected by the Committee, which may include, but shall not be limited to, any individual performance measure or any the following performance measures for the Company or any identified Subsidiary or business unit: (a) net earnings; (b) earnings per share; (c) net debt; (d) revenue or sales growth; (e) net or operating income; (f) net operating profit; (g) return measures (including, but not limited to, return on assets, capital, equity or sales); (h) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (i) earnings before or after taxes, interest, depreciation, amortization and/or rent; (j) share price (including, but not limited to growth measures and total stockholder return); (k) expense control or loss management; (l) customer satisfaction; (m) market share; (n) economic value added; (o) working capital; (p) the formation of joint ventures or the completion of other corporate transactions; (q) gross or net profit margins; (r) revenue mix; (s) operating efficiency; (t) product diversification; (u) market penetration; (v) measurable achievement in quality, operation or compliance initiatives; (w) quarterly dividends or distributions; (x) employee retention or turnover; (y) assets under management; (z) return on average tangible common equity (defined as a ratio, the numerator of which is income before amortization of intangibles, and the denominator of which is average tangible common equity); (aa) “efficiency ratio” determined as the ratio of total noninterest operating expenses (less amortization of intangibles) divided by total tax-equivalent revenues; (bb) “burden ratio” determined as the ratio of total noninterest operating expenses (less amortization of intangibles) less noninterest income over total tax-equivalent revenues; (cc) noninterest income to total revenue ratio; (dd) noninterest income to average assets ratio; (ee) net interest margin; (ff) net interest margin — tax equivalent; (gg) ratio of noninterest expense (less amortization of intangibles) to average assets; (hh) credit quality measures (including non-performing asset ratio, net charge-off ratio, ratio of allowance to non-performing loans, and classified assets as a percentage of tier 1 capital plus allowance of loan losses); (ii) noninterest bearing deposits as a percentage of total deposits; (jj) brokered deposits as a percentage of total deposits; (kk) loan growth; (ll) deposit growth; (mm) core deposit growth (defined as deposit growth excluding time deposits); (nn) noninterest income growth; (oo) budgeted noninterest income; (pp) yield on earning assets; (qq) tax-equivalent yield on earning assets; (rr) loan yield; (ss) tax-equivalent loan yield; (tt) cost of funds; (uu) net interest income; (vv) pre-provision, pre-tax income; (ww) regulatory criteria or measures, including compliance with a regulatory enforcement action or regulation (including a regulation that would exclude certain income from being included in any of the above criteria); (xx) other strategic milestones based on objective criteria established by the Company provided that, with respect to Covered Employees, such strategic milestones must be approved by the stockholders of the Company prior to the payment of any Cash Performance Awards, Performance Stock Units and other Awards intended to qualify as “performance-based compensation”; or (yy) any combination of or a specified increase in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.

10.4    Performance Goals. For purposes of Cash Performance Awards and other Awards the vesting and/or payout of which are tied to one or more Performance Goals, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be (but are not required to be) applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies). The Performance Goals need not be the same for all Participants.
10.5    Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items and the cumulative effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Goals and/or the amount of any payment in respect of such Participant’s Cash Performance Awards for the partial performance period.
10.6    Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under an Award. The Committee may exercise such discretion in a non-uniform manner among Participants.
10.7    Certification. Following the conclusion of the performance period of a Cash Performance Award or other Award the vesting and/or payout of which is tied to one or more Performance Goals, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.
10.8    Payment. Upon certification of the Performance Goals for a Cash Performance Award or other Award, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, Cash Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment.
11. Stock Awards.
11.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.
11.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
12. Change in Control.
12.1 Effect on Awards. Upon the occurrence of a Change in Control, unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):
(a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;

(b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards);
(c) accelerated exercisability, vesting and/or payment under outstanding Awards as described below in Section 12.2; and
(d) if all or substantially all of the Company’s outstanding shares of Common Stock transferred in exchange for cash consideration in connection with such Change in Control: (i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero.
12.2    Accelerated Vesting of Equity Awards Upon a Change in Control. Unless otherwise provided in the Award Agreement, an employment agreement, or other agreement between the Company and Participant, if a Participant incurs a termination of employment for any reason other than Cause, death, or Disability within twelve (12) months following consummation of the Change in Control, (i) any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, an Award granted pursuant to this Plan shall be waived or shall lapse in full and shall become fully vested and exercisable, as the case may be, and (ii) to the extent applicable, each Award outstanding as of the date of such termination of employment may thereafter be exercised until the later of (A) the last date on which such Award would have been exercisable in the absence of this Section 12.2, and (B) the earlier of (I) the first anniversary of such Change in Control and (II) expiration of the term of such Award; provided, however, if the exercise or vesting of any Award would otherwise be subject to the achievement of performance conditions, the performance goals applicable to any outstanding Awards shall be deemed to have been attained at the greater of “target” or actual performance as of the date of such termination.
12.3 Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events after the Effective Date:
(a) Any Person, becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”) including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of voting securities of the Company directly from the Company, including without limitation, a public offering of securities; or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.
(b) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any individuals and entities that were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor

Entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code. For the avoidance of doubt, neither a Public Offering nor any changes to the size or members of the Board in connection with or as a result of a Public Offering shall constitute or be deemed to result in a Change in Control.
13. Forfeiture Events.
13.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other similar conduct by the Participant that is detrimental to the business or reputation of the Company.
13.2 Termination for Cause.
(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or (ii) within one (1) year following termination of Service for any other reason, the Committee determines in its discretion that, after termination, the Participant breached any of the material terms contained in any non-competition agreement, confidentiality agreement or similar restrictive covenant agreement to which such Participant is a party, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs and whether the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 13.2.
(b) Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:
(i) the Participant has committed a deliberate and premeditated act against the interests of the Company including, without limitation: an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; or
(ii) the Participant has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; or
(iii) the Participant has failed to perform or neglected the material duties incident to his employment or other engagement with the Company on a regular basis, and such refusal or failure shall have continued for a period of twenty (20) days after written notice to the Participant specifying such refusal or failure in reasonable detail; or
(iv) the Participant has been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Company); or
(v) the Participant has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with the duties incident to his employment or other engagement with the Company and such refusal continues for more than twenty (20) days after written notice is given to the Participant specifying such refusal in reasonable detail; or

(vi) the Participant has breached any of the material terms contained in any employment agreement, non-competition agreement, confidentiality agreement or similar type of agreement to which such Participant is a party; or
(vii) the Participant has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (y) habitual drunkenness on the Company’s premises.
Any voluntary termination of employment or other engagement by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for “Cause.” Notwithstanding the foregoing, in the event that a Participant is party to an employment, severance or similar agreement with the Company or any of its affiliates and such agreement contains a definition of “Cause,” the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such Participant, by the definition of “Cause” used in such employment, severance or similar agreement.
13.3 Right of Recapture.
(a) General. If at any time within one (1) year (or such longer time specified in an Award Agreement or other agreement with a Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock Award, Restricted Stock Award or Restricted Stock Unit vests or becomes payable or on which a Cash Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause or (ii) after a Participant’s Service otherwise terminates for any other reason, the Committee determines in its discretion that, after termination, the Participant breached any of the material terms contained in any non-competition agreement, confidentiality agreement or similar restrictive covenant agreement to which such Participant is a party, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Company, subject to applicable state law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law, the Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).
(b) Accounting Restatement. If a Participant receives incentive-based compensation (as defined in the Company’s Amended and Restated Executive Compensation Clawback Policy) pursuant to an Award under the Plan (whether a time-based or performance-based Award) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, (i) in accordance with the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, or (ii) in accordance with any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.
14.    Retirement. Unless otherwise provided in an Award Agreement that expressly refers to this Section 14 (or any successor provision of this Section 14), an Award held by a Retirement Eligible Employee shall continue to vest (and, in the case of an Award the payout of which is tied to one or more Performance Goals, be earned) in accordance with the terms of such Award following the Retirement of such Retirement Eligible Employee, notwithstanding the Retirement Eligible Employee’s termination of employment with the Company and its Subsidiaries. For avoidance of doubt, any such Award shall continue to be subject to the terms of the Plan, including, without limitation, Section 13.2 and Section 13.3. Each Award that is outstanding on the Effective Date is hereby amended to incorporate the provisions of this Section 14.
15.    Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of employment: (a) a transfer of a Participant’s employment to the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
16. General Provisions.
16.1 Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver stock or make payments with respect to Awards.
16.2 Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or Restricted Stock Units subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.
16.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7(e) hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.
(a) Notwithstanding the foregoing, if authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 16.3(a), a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 16.3(a), any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 16.3(a) or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.
16.4 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

16.5 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.
16.6 Stock Certificates. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates (if any) be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.
16.7 Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions to the extent established by the Committee, or in accordance with policies set by the Committee, from time to time.
16.8 Section 409A Compliance. To the maximum extent possible, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Subject to Section 16.4 hereof, any payments due pursuant to this Plan shall be payable to the Participant no later than two-and-a-half months following the end of the taxable year in which the payments are earned (subject to a reasonable delay in payment due to an unforeseeable event making it administratively impracticable to make the payment by such time), and in no event shall the payments be made later than the end of the taxable year following the taxable year in which the payments are earned. In the event that any payment under this Plan is contingent upon the execution of a release, and the applicable release spans two of the Participant’s taxable years, the applicable payments must be made in the second of the two taxable years. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months following the Participant’s termination of Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six- (6-) month period (or death) or as soon as administratively practicable within thirty (30) days thereafter, but in no event later than the end of the applicable taxable year. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
16.9 Securities Law Compliance.
(a) General. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.
(b) Compliance with Rule 701. To the extent that any Awards are granted prior to a Public Offering and the filing of an effective registration statement on Form S-8, the Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act and, therefore, such Awards are subject to the restrictions set forth in Rule 701, and are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act, and any resale of the Shares underlying such Awards must be in compliance with the registration requirements of the Securities Act or an exemption therefrom. Awards issued pursuant to the Plan prior to a Public Offering and the filling of an effective registration statement on Form S-8 shall in no event exceed the limitations set forth in Rule 701(d), as applicable from time to time.
16.10 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee, director or other individual service provider of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not (a) reduce the number of shares of Common Stock available for issuance under the Plan, (b) be subject to or counted against the Award limits specified in Section 4.3, 4.4 or 10.7 hereof or (c) replenish the Share Reserve upon the occurrence of any event set forth in Section 4.2 hereof.
16.11 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company or the applicable Subsidiary, up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable event arising as a result of the Plan, in whole or in part, by the methods described in Section 6.5 hereof with respect to Stock Options or by a method similar to the methods described in Section 6.5 hereof with respect to Awards other than Stock Options (except as otherwise set forth in an Award Agreement).
16.12 Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
16.13 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company or any Subsidiary from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
16.14 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.
16.15 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.16 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Colorado, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.
16.17 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine (i) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or (ii) whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated (in the case of this clause (ii), with no consideration paid therefor).
16.18 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code, Section 280G of the Code or otherwise, and neither the Company nor the Committee shall have any liability to a person with respect thereto.
16.19 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.
16.20 Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or affiliates operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 16.20 by the Committee shall be attached to this Plan document as appendices.
16.21 Regulatory Compliance. The Committee shall take all necessary steps to ensure the Plan is being interpreted and administered in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder, as well as Regulation O and other regulations promulgated by the Board of Governors of the Federal Reserve System.
17. [Reserved].
18. Term; Amendment and Termination; Stockholder Approval.
18.1 Term. The Plan shall be effective as the Effective Date, subject to approval by the Company’s stockholders within twelve (12) months of the Effective Date.
18.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, except as provided in Section 16.8 or 16.20 or as otherwise determined by the Committee as it deems necessary to comply with applicable laws, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Company will obtain approval by the Company’s stockholders of any Plan amendment to the extent it is necessary or advisable to comply with the legal and regulatory requirements relating to administration of equity-based awards and the related issuance of shares of Common Stock thereunder, including by not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted.
* * * *

APPENDIX B - GAAP RECONCILIATION AND MANAGEMENT EXPLANATION OF NON-GAAP FINANCIAL MEASURES
Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this proxy statement as being non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our Statements of Income, Balance Sheets or Statements of Cash Flows.
The non-GAAP financial measures that we discuss in this proxy statement should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this proxy statement may differ from that of other companies, reporting measures with similar names. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP:

	For the Year Ended December 31,
(Dollars in thousands)	2024	2023	2022	2021	2020
Gross revenue
Total income before non-interest expense	$90,071	$82,698	107,934	$95,408	$92,615
Less: unrealized (loss) gain recognized on equity securities	(33)	(22)	342	(21)	15
Less: net loss on loans accounted for under the fair value option	(999)	(2,010)	(891)	—	—
Less: net gain on equity interests	—	—	7	489	—
Less: net loss on loans held for sale	(105)	(178)	(12)	—	—
Plus: provision for credit losses(1)	1,933	10,355	3,682	1,230	4,682
Gross revenue	$93,141	$95,263	$112,170	$96,170	$97,282
(1)Provision for credit loss amounts for periods prior to the ASC 326 adoption date of January 1, 2023 are reported in accordance with previously applicable GAAP.

	As of December 31,
(Dollars in thousands, except share and per share data)	2024	2023	2022	2021	2020
Tangible common book value per share & Gross revenue
Total shareholders’ equity	$252,322	$242,738	$240,864	$219,041	$154,962
Less: goodwill and other intangibles, net	31,627	31,854	32,104	31,902	24,258
Tangible common equity	$220,695	$210,884	$208,760	$187,139	$130,704
Common shares outstanding, end of period	9,667,142	9,581,183	9,495,440	9,419,271	7,951,773
Tangible common book value per share	$22.83	$22.01	$21.99	$19.87	$16.44

	For the Year Ended December 31,
(Dollars in thousands, except share and per share data)	2024	2023	2022	2021	2020
Adjusted net income available to common shareholders
Net income available to common shareholders	$8,473	$5,225	$21,698	$20,610	$24,534
Plus: acquisition related expenses	56	117	1,223	4,101	684
Plus: impairment of contingent consideration assets	338	1,249	—	—	—
Less: income tax impact	106	355	303	889	176
Adjusted net income available to shareholders	$8,761	$6,236	$22,618	$23,822	$25,042
Weighted average outstanding shares, diluted	9,755,804	9,725,910	9,713,623	8,235,178	7,961,904
Adjusted diluted earnings per common share	$0.90	$0.64	$2.33	$2.89	$3.15

	For the Year Ended December 31,
(Dollars in thousands)	2024	2023	2022	2021	2020
Adjusted diluted pre-tax earnings per share
Wealth Management income before income tax	$10,629	$9,660	$31,139	$21,378	$12,086
Mortgage income (loss) before income tax	950	(2,599)	(2,311)	5,902	20,978
Plus: acquisition-related expenses	56	117	1,223	4,101	684
Plus: impairment of contingent consideration assets	338	1,249	—	—	—
Less: income tax expense including acquisition and impairment tax effect	3,212	2,191	7,432	7,673	8,705
Adjusted net income available to common shareholders	$8,761	$6,236	$22,619	$23,708	$25,043
Diluted weighted average shares	9,755,804	9,725,910	9,713,623	8,235,178	7,961,904
Wealth Management Segment Adjusted Diluted Pre-Tax Earnings Per Share	$1.13	$1.13	$3.33	$3.09	$1.60
Consolidated Adjusted Diluted Pre-Tax Earnings Per Share	1.23	0.87	3.09	3.81	4.24

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FIRST WESTERN FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Julie A. Caponi
02) Julie A. Courkamp
03) David R. Duncan
04) Thomas A. Gart
05) Patrick H. Hamill
06) Luke A. Latimer
07) Scott C. Mitchell
08) Ellen S. Robinson
09) Mark L. Smith
10) Scott C. Wylie
11) Joseph C. Zimlich

The Board of Directors recommends you vote FOR the following proposals:

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

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